As filed with the Securities and Exchange Commission on
                                October 12, 1999

                                           Registration No.   333-
                                                                  ------

------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             --------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             --------------------

                      JERSEY CENTRAL POWER & LIGHT COMPANY
                     (Exact name of registrant as specified
                                 in its charter)
                                   NEW JERSEY
        (State or other jurisdiction of incorporation or organization)
                                  21-0485010
                      (I.R.S. Employer Identification No.)
                              2800 Pottsville Pike
                           Reading, Pennsylvania 19605
                                 (610) 929-3601


    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               Terrance G. Howson
                          Vice President and Treasurer
                                GPU Service, Inc.
                               310 Madison Avenue
                          Morristown, New Jersey 07962
                                 (973) 455-8200

   (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             --------------------
                 Please send copies of all communications to:
DOUGLAS E. DAVIDSON, ESQ.                 SCOTT L. GUIBORD, ESQ.
Berlack, Israels & Liberman LLP                   Secretary
120 West 45th Street                      Jersey Central Power & Light
New York, New York 10036                          Company
(212) 704-0100                            2800 Pottsville Pike
                                          Reading, Pennsylvania 19605
                                                 (610) 929-3601



                             RICHARD L. HARDEN, ESQ.
                       Winthrop, Stimson, Putnam & Roberts
                             One Battery Park Plaza
                            New York, New York 10004
                                 (212) 858-1000

                             --------------------
      Approximate date of commencement of proposed sale to the public: At such time or times after the effective date of this Registration Statement as the registrant shall determine based on market conditions and other factors.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box./ /

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering./ /

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box./ /

                         CALCULATION OF REGISTRATION FEE


                                        Proposed      Proposed
                        Amount To Be     Maximum      Maximum      Amount Of
Title of Each Class of   Registered   Offering Price  Aggregate  Registration
   Securities To Be                    Per Unit (1)   Offering      Fee (2)
      Registered                                      Price (1)

Senior Notes            $300,000,000      100%       $300,000,000   $83,400

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

(2)  Pursuant  to  Rule  429 of  the  Securities  Act of  1933,  the  amount  of registration  fee  includes  $27,800  previously  paid  to  the  Commission relating to $100,000,000 aggregate principal amount of senior notes previously registered pursuant to Registration Statement No. 333-78717, which remained unissued as of the close of business on October 12, 1999.
                             - - - - - - - - - -
   Pursuant to Rule 429 under the Securities act of 1933, the Prospectus and Prospectus Supplement included in this Registration Statement will also be used in connection with the issuance of senior notes registered pursuant to Registration Statement No. 333-78717 previously filed by the Registrant on Form S-3 and declared effective on June 24, 1999.
                            ---------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE
------------------------------------------------------------------------------



The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT
(To Prospectus dated ------------, 1999)

                                 $300,000,000

                      Jersey Central Power & Light Company

                                MEDIUM-TERM NOTES
                               ---------------

               Due From One Year to 35 Years From Date of Issue
                               ---------------

Jersey Central Power & Light Company may offer from time to time its medium-term notes. The specific terms of any notes offered will be included in a pricing supplement. Unless the pricing supplement provides otherwise, the notes offered will have the following general terms:

-  The notes will mature from one to      -  The notes will be held in global
   35 years from the date of issue.          form by The Depository Trust
-  The notes will bear interest at           Company, unless otherwise
   either a fixed or a floating rate.        specified.
   Floating rate interest will be based   -  The notes may be subject to
   on:                                       redemption and repurchase as
   -  LIBOR                                  specified in this prospectus
   -  Any other rate specified in the        supplement and the accompanying
      applicable pricing supplement.         prospectus or in the applicable
-  Interest will be paid on the notes        pricing supplement.
   on the dates specified in the          -  The notes will be in minimum
   applicable pricing supplement.            denominations of $1,000,
                                             increased in multiples of $1,000.

The notes will be issued under a Senior Note Indenture between Jersey Central Power & Light Company and United States Trust Company of New York, as senior note trustee. Initially, the notes will be secured by one or more series of our first mortgage bonds which will be issued and delivered to the senior note trustee under our Indenture dated as of March 1, 1946, as amended and supplemented. However, on the date that the senior note trustee holds 80% or more of all of our outstanding first mortgage bonds, the notes will no longer be secured by any first mortgage bonds. At that time, the notes will be unsecured obligations of Jersey Central Power & Light Company and will rank equally with all of our other unsecured and unsubordinated indebtedness.
                               ---------------

               Price to             Agents'               Proceeds to
                Public           Commissions               Company
                ------           -----------               -------
Per Note         100%           .125% - .750%           99.875%-99.250%
Total       $300,000,000      $375,000-$2,250,000  $299,625,000-$297,750,000

The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities, or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. will solicit offers to purchase the notes as agents for Jersey Central Power & Light Company. The agents have agreed to use their reasonable efforts to sell the notes.
                                ---------------

MORGAN STANLEY DEAN WITTER                      J.P. MORGAN & CO.

----------------, 1999

You should read and rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information. Neither we nor the Agents are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus, or incorporated by reference, is accurate as of any date other than the date such information is given.




                                Table of Contents

                              Prospectus Supplement

                                                                    Page

Introductory Statement .............................................S-2
Jersey Central Power & Light Company ...............................S-2
Use of Proceeds ....................................................S-2
Description of the Notes ...........................................S-2
Plan of Distribution ...............................................S-10



                                   Prospectus


About This Prospectus ..............................................   3
Jersey Central Power & Light Company ...............................   3
Where You Can Find More Information ................................   4
Use of Proceeds ....................................................   5
Ratios of Earnings to Fixed Charges ................................   5
Description of Senior Notes ........................................   5
Description of Senior Note Mortgage Bonds...........................  24
Plan of Distribution ...............................................  29
Legal Matters ......................................................  31
Experts ............................................................  31

                             INTRODUCTORY STATEMENT

      Jersey Central Power & Light Company (the "Company") is offering medium term notes (the "Notes"), in the principal amount of $300,000,000. If the Company sells other Senior Notes as described in the accompanying prospectus, the aggregate principal amount of Notes that the Company may offer and sell under this prospectus supplement would be reduced.

      The Company intends to use this prospectus supplement, the accompanying prospectus and a related pricing supplement to offer the Notes from time to time. This prospectus supplement provides you with certain terms of the Notes and supplements the description of Senior Notes contained in the accompanying prospectus. If any information in this prospectus supplement is inconsistent with the prospectus, this prospectus supplement replaces the inconsistent information. Each time the Company issues Notes, it will prepare a pricing supplement that will contain additional terms of the offering and the description of the specific Notes offered. The pricing supplement also may add, update or change information in this prospectus supplement or the accompanying prospectus, including provisions describing the calculation of interest and the method of making payments under the terms of a Note. Any information in the pricing supplement that is inconsistent with this prospectus supplement or the accompanying prospectus will replace the inconsistent information in this prospectus supplement or the accompanying prospectus.


                      JERSEY CENTRAL POWER & LIGHT COMPANY

      The Company, a public utility furnishing electric service within New Jersey, is a wholly owned subsidiary of GPU, Inc., a holding company registered under the Public Utility Holding Company Act of 1935. The Company, which does business under the name "GPU Energy", provides electric service within a territory located in northern, western and east central New Jersey having a population of about 2.6 million. The Company's principal executive offices are located at 2800 Pottsville Pike, Reading, Pennsylvania 19605, and its telephone number is (610) 929-3601.

                                 USE OF PROCEEDS

      The Company will use the net proceeds from the sale of the Notes (1) to redeem or repurchase other outstanding securities of the Company, (2) to reduce the Company's short-term borrowings, (3) for construction purposes and (4) for other corporate purposes, including to reimburse the Company's treasury for funds previously expended for the purposes described above.

                            DESCRIPTION OF THE NOTES

      The following is a summary of certain terms of the Notes, does not purport to be complete, and is subject to, and qualified in its entirety by, the description of Senior Notes in the accompanying prospectus, the form of the Senior Note Indenture (as defined below), which is on file with the Securities and Exchange Commission, and the Trust Indenture Act of 1939. Certain capitalized terms used in this prospectus supplement are defined in the Senior
Note Indenture. The following description of certain terms of the Notes supplements and, to the extent inconsistent therewith, replaces the description of the general terms and provisions of the Senior Notes set forth in the accompanying prospectus, to which reference is hereby made. The following description will apply unless otherwise specified in an applicable pricing supplement.

General

      Each series of the Notes will be issued as a series of Senior Notes under the Senior Note Indenture, as it may be amended or supplemented from time to time (the "Senior Note Indenture") between the Company and United States Trust Company of New York (the "Senior Note Trustee"). Until the Release Date (as defined below), all of the Senior Notes, including the Notes, outstanding under the Senior Note Indenture will be secured by one or more series of the Company's Senior Note Mortgage Bonds issued and delivered by the Company to the Senior Note Trustee. The Senior Note Mortgage Bonds are first mortgage bonds ("First Mortgage Bonds") to be issued under and secured by the Company's Indenture dated as of March 1, 1946 (the "Mortgage") between the Company and United States Trust Company of New York, as successor trustee, as heretofore amended and supplemented. See "Description of Senior Notes -- Security; Release Date" in the accompanying prospectus. The Release Date is the earlier of (1) the date that all First Mortgage Bonds, other than the Senior Note Mortgage Bonds, have been retired (whether at, before or after the maturity thereof) through payment, redemption, purchase, defeasance or otherwise and (2) the date upon which the Senior Note Trustee holds Senior Note Mortgage Bonds constituting 80% or more of all of our outstanding First Mortgage Bonds. On the Release Date, the Senior Note Trustee will surrender the Senior Note Mortgage Bonds for cancellation and the Notes will cease to be secured by the Senior Note Mortgage Bonds, will become unsecured general obligations of the Company and will rank on a parity with other unsecured and unsubordinated indebtedness of the Company. As of the date of this prospectus supplement, approximately $1,174 million of First Mortgage Bonds remain outstanding, none of which are Senior Note Mortgage Bonds. The Senior Note Indenture provides that prior to the Release Date, the principal amount of Senior Notes (including the Notes) that may be issued and outstanding cannot exceed the principal amount of the Senior Note Mortgage Bonds then held by the Senior Note Trustee. After the issuance of the first series of the Senior Notes, no additional First Mortgage Bonds will be issued under the Mortgage other than as collateral security for the Senior Notes. See "Description of Senior Note Mortgage Bonds" in the accompanying prospectus.

      For further information concerning the Notes, see "Description of Senior Notes" in the accompanying prospectus.

      The Notes will be offered on a continuous basis and will mature on any Business Day (as defined below) from one year to 35 years from the date of issue, as selected by the purchaser and agreed to by the Company. Prior to maturity, the Notes may be subject to optional redemption by the Company as set forth under "Interest and Interest Rates -- Fixed Rate Notes" below and under "Description of Senior Notes -- Redemption Provisions" in the accompanying prospectus, or as set forth in the applicable pricing supplement. Each Note will bear interest at a fixed or floating rate as specified in the applicable pricing supplement.

      The pricing supplement relating to each Note will describe the following terms: (1) the title of such Notes; (2) the aggregate principal amount of such Notes; (3) the date on which such Notes will be issued (the "Original Issue Date"); (4) the price (expressed as a percentage of principal amount) at which such Notes will be issued; (5) the date or dates on which the principal of such Notes is payable; (6) the rate or rates at which such Notes will bear interest (or the basis or formula with reference to which such rate or rates will be determined), the date or dates from which such interest will accrue, the dates on which such interest will be payable ("Interest Payment Dates"), and the regular record dates for the interest payable on such Interest Payment Dates;
(7) the option, if any, of the Company to redeem such Notes and the period or periods within which, or the date or dates on which, the prices at which and the terms and conditions upon which, such Notes may be redeemed, in whole or in part, upon the exercise of such option; (8) the obligation, if any, of the Company to redeem or purchase such Notes at the option of the registered holder or pursuant to any sinking fund or analogous provisions and the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which, such Notes will be redeemed or purchased, in whole or in part, pursuant to such obligation; (9) the denominations in which such Notes will be issuable, if other than $1,000 and integral multiples thereof; and (10) any other terms of such Notes, including with respect to any series, if applicable.

      With respect to Notes for which interest is based on the LIBOR index, "Business Day" shall mean a Business Day as defined in the accompanying prospectus that is also a London Business Day. "London Business Day" means a day on which commercial banks are open for business (including dealings in United States dollars) in London. Unless the Company otherwise specifies in the applicable pricing supplement, the "regular record date" with respect to any Interest Payment Date will be the fifteenth day of the calendar month immediately preceding such Interest Payment Date (whether or not a Business
Day). See "Description of Senior Notes -- Payment of Principal and Interest" in the accompanying prospectus.

      Except under certain circumstances, the Company will issue the Notes in book-entry form only. See "Description of Senior Notes -- Book-Entry Senior Notes" in the accompanying prospectus.



Interest and Interest Rates

      General

      In the related pricing supplement, the Company will designate each Note as a Fixed Rate Note or a Floating Rate Note and describe the method of determining the interest rate, including any Spread and/or Spread Multiplier. The Company may also specify a maximum and a minimum interest rate in the related pricing supplement.

      Interest rates on the Notes that the Company offers may differ depending upon, among other things, the aggregate principal amount of Notes purchased in any single transaction. The Company may offer Notes with similar variable terms but different interest rates, as well as Notes with different variable terms concurrently to different investors. The Company may, from time to time, change the interest rates or formulas and other terms of Notes, but no such change will affect any Note already issued or as to which an offer to purchase has been accepted.

      Fixed Rate Notes

      In the pricing supplement for Fixed Rate Notes, the Company will specify a fixed interest rate payable per annum in arrears on the Interest Payment Dates. The Interest Payment Dates for Fixed Rate Notes will be August 1 and February 1 of each year or on such other date(s) specified in the applicable pricing supplement. Interest on Fixed Rate Notes will be computed on the basis of a 360-day year of twelve 30-day months. If the maturity date or an Interest Payment Date for any Fixed Rate Note is not a Business Day, the Company will pay principal, any premium, and any interest for that Note on the next Business Day with the same force and effect as if made on such date, and no interest will accrue from and after the maturity date or Interest Payment Date.

      Unless the Company otherwise specifies in the applicable pricing supplement, the Fixed Rate Notes may be redeemable as set forth under "Description of Senior Notes -- Redemption Provisions" in the accompanying prospectus. For purposes of such discussion in the accompanying prospectus, "Reference Treasury Dealer" means each of Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. and their respective successors. If either of the foregoing shall cease to be a primary U.S. Government securities dealer (a "Primary Treasury Dealer"), the Company shall substitute another nationally recognized investment banking firm that is a Primary Treasury Dealer.

      Floating Rate Notes

      Unless otherwise specified in a pricing supplement, each Floating Rate Note will have an interest rate basis or formula based on LIBOR.

      In the pricing supplement, the Company will indicate the Index Maturity as well as any Spread and/or Spread Multiplier which would be applied to the interest rate formula to determine the interest rate. Any Floating Rate Note may have a maximum or minimum interest rate limitation. In addition to any maximum interest rate limitation, the interest rate on the Floating Rate Notes will in no event be higher than the maximum rate permitted by New York law, as the same may be modified by United States law of general application.

      The "Spread" is the number of basis points (one one-hundredth of a percentage point) to be added to or subtracted from the related basis or bases applicable to such Floating Rate Note. The "Spread Multiplier" is the percentage of the related basis or bases applicable to such Floating Rate Note and by which such basis or bases will be multiplied to determine the applicable interest rate on such Floating Rate Note. The "Index Maturity" is the period to maturity of the instrument or obligation with respect to which the related basis or bases will be calculated.

      The Company will appoint a calculation agent to calculate interest rates on the Floating Rate Notes. Unless the Company identifies a different party in the pricing supplement, the paying agent appointed by the Company (initially, United States Trust Company of New York) will be the calculation agent for each Note. Each Floating Rate Note will have a specified "Interest Reset Date", "Interest Determination Date" and, where applicable, "Calculation Date" associated with it. An "Interest Reset Date" is the date on which the interest rate on the Note is subject to change and, unless otherwise specified in a pricing supplement, will be the second London Business Day immediately following the applicable Interest Determination Date. An "Interest Determination Date" is the date as of which the new interest rate is determined for a particular Interest Reset Date, based on the applicable interest rate basis or formula as of that Interest Determination Date. The "Calculation Date" is the date by which the calculation agent will determine the new interest rate that became effective on a particular Interest Reset Date based on the applicable interest rate basis or formula on the Interest Determination Date. The interest rate determined by the calculation agent, absent manifest error, shall be binding and conclusive upon beneficial owners and holders of Floating Rate Notes and on the Company. Promptly on such determination, the calculation agent will notify the Senior Note Trustee and the paying agent (if the calculation agent is not the paying agent) of the new interest rate.

      Change Of Interest Rate. The Company may reset the interest rate on each Floating Rate Note daily, weekly, monthly, quarterly, semi-annually, annually or on some other basis that the Company specifies. The Interest Reset Date will be specified in the pricing supplement.

      The related pricing supplement will describe the initial interest rate or interest rate formula on each Note. That rate is effective until the following Interest Reset Date. Thereafter, the interest rate will be the rate determined on each Interest Determination Date. Each time a new interest rate is determined, it becomes effective on the subsequent Interest Reset Date. Unless otherwise specified in a pricing supplement, if any Interest Reset Date is not a Business Day, then the Interest Reset Date will be postponed to the next Business Day, except if the next Business Day is in the next calendar month, the Interest Reset Date will be the immediately preceding Business Day.

      Date Interest Rate Is Determined. Unless otherwise specified in a pricing supplement, the Interest Determination Date will be the second London Business Day immediately preceding the applicable Interest Reset Date.

      Calculation Date. Unless the Company specifies a different date in a pricing supplement, the "Calculation Date", where applicable, relating to an Interest Determination Date will be the earlier of

      (1) the tenth calendar day after such Interest Determination Date or, if such day is not a Business Day, the next succeeding Business Day, or

      (2) the Business Day immediately preceding the relevant Interest Payment Date or the maturity date, as the case may be.

      Upon the request of the beneficial holder of any Floating Rate Note, the calculation agent will provide the interest rate then in effect and, if different, the interest rate that will become effective on the next Interest Reset Date for the Floating Rate Note.

      Payment Of Interest. The Company will pay installments of interest on Floating Rate Notes on the Interest Payment Dates specified in the applicable pricing supplement.

      The Company will also pay interest at maturity, redemption or repurchase.

      If an Interest Payment Date is not a Business Day, such Interest Payment Date will be postponed to the next succeeding Business Day, except that in the case of a Floating Rate Note as to which LIBOR is the applicable interest rate basis and such Business Day falls in the next succeeding calendar month, such

Interest Payment Date will be the immediately preceding Business Day. If the maturity date, date of redemption or repurchase of any Floating Rate Note is not a Business Day, principal, premium, if any, and interest for that Note will be paid on the next Business Day, and no interest will accrue from and after the maturity date, date of redemption or repurchase.

      The Company will calculate accrued interest on a Floating Rate Note by multiplying the principal amount of a Note by an accrued interest factor. The accrued interest factor is the sum of the interest factors calculated for each day in the period for which accrued interest is being calculated. The interest factor for each day is computed by dividing the interest rate in effect on that day by 360. All percentages resulting from any calculation are rounded to the nearest one hundredth of a percentage point, with five one-thousandths of a percentage point rounded upward. For example, 9.875% (or .09875) will be rounded to 9.88% (or .0988). Dollar amounts used in the calculation are rounded to the nearest cent (with one-half cent being rounded upward).


      Calculation Of Interest

            On each Interest Determination Date, the calculation agent will determine LIBOR as follows:

            - If the pricing supplement specifies "LIBOR Telerate", LIBOR on any Interest Determination Date will be the rate for deposits in United States dollars having the Index Maturity described in the related pricing supplement on the applicable Interest Reset Date, as such rate appears on the Designated LIBOR Page as of 11:00 A.M., London time, on that Interest Determination Date.

            - If the pricing supplement specifies "LIBOR Reuters", LIBOR on any Interest Determination Date will be the arithmetic mean of the offered rates (unless the Designated LIBOR Page by its terms provides only for a single rate, in which case such single rate shall be used) for deposits in United States dollars having the Index Maturity described in the related pricing supplement on the applicable Interest Reset Date, as such rates appear on the Designated LIBOR Page as of 11:00 A.M., London time, on that
            Interest Determination Date, if at least two such offered rates appear (unless, as aforesaid, only a single rate is required) on the Designated LIBOR Page.

            - If the pricing supplement does not specify "LIBOR Telerate" or "LIBOR Reuters", the LIBOR Rate will be LIBOR Telerate. In addition, if the Designated LIBOR Page by its terms provides only for a single rate, that single rate will be used regardless of the foregoing provisions requiring more than one rate.

            On any Interest Determination Date on which fewer than the required number of applicable rates appear or no rate appears on the applicable Designated LIBOR Page, the calculation agent will determine LIBOR as follows:

            - LIBOR will be determined on the basis of the offered rates at which deposits in United States dollars having the Index Maturity described in the related pricing supplement on the Interest Determination Date and in a principal amount that is representative of a single transaction in that market at that time are offered by four major banks in the London interbank market at approximately 11:00 A.M., London time, on the Interest Determination Date to prime banks in the London interbank market. The calculation agent will select the four banks and request the principal London office of each of those banks to provide a quotation of its rate for deposits in United States dollars. If at least two quotations are provided, LIBOR for that Interest Determination Date will be the average of those quotations.

            - If fewer than two quotations are provided as mentioned above, LIBOR will be the average of the rates quoted by three major banks in The City of New York selected by the calculation agent at approximately 11:00 A.M. in The City of New York, on the Interest Determination Date for loans to leading European banks in United States dollars having the Index Maturity designated in the pricing supplement and in a principal amount that is representative for a single transaction in United States dollars in that market at that time. The calculation agent will select the three banks referred to above.

            - If fewer than three banks selected by the calculation agent are quoting as mentioned above, LIBOR will remain LIBOR then in effect on that Interest Determination Date.

      "Designated LIBOR Page" means either (a) if "LIBOR Reuters" is designated in the applicable pricing supplement, the display on the Reuters Monitor Money Rates Service for the purpose of displaying the London interbank rates of major banks for United States dollars, or (b) if "LIBOR Telerate" is designated in the applicable pricing supplement, the display on the Dow Jones Telerate Service for the purpose of displaying the London interbank rates of major banks for United States dollars. If neither LIBOR Reuters nor LIBOR Telerate is specified in the applicable pricing supplement, LIBOR will be determined as if LIBOR Telerate had been specified. For United States dollars,

LIBOR will be determined as if Page 3750 had been specified. "Page 3750" means the display designated as page "3750" on the Bridge Telerate, Inc. (or such other page as may replace the 3750 page on that service or such other service or services as may be nominated by the British Bankers' Association for the purposes of displaying London interbank offered rates for United States dollar deposits).

Issuance of Additional First Mortgage Bonds

      The Senior Note Mortgage Bonds will be issued under the Mortgage against property additions and/or previously retired First Mortgage Bonds. At June 30, 1999, the Company had available property additions sufficient to permit it to issue a maximum of approximately $361 million aggregate principal amount of additional Senior Note Mortgage Bonds. In addition, the Company could issue approximately $361 million aggregate principal amount of Senior Note Mortgage Bonds on the basis of previously retired First Mortgage Bonds. See "Description of Senior Note Mortgage Bonds -- Issuance of Additional First Mortgage Bonds" in the accompanying prospectus.

      At June 30, 1999, the Company had approximately $839 million of retained earnings available for the declaration of payment of dividends on the Company's common stock pursuant to the restrictions contained in the Mortgage, as described under "Description of Senior Note Mortgage Bonds -- Dividend Restrictions" in the accompanying prospectus.


                              PLAN OF DISTRIBUTION

      Subject to the terms and conditions set forth in the Distribution Agreement between the Company and the Agents, the Notes are being offered on a continuous basis by the Company through Morgan Stanley & Co. Incorporated and J.P. Morgan Securities Inc. (individually, an "Agent" and collectively, the "Agents"), who have agreed to use reasonable efforts to solicit offers to purchase Notes. The Company will have the sole right to accept offers to purchase Notes and may reject any offer to purchase Notes in whole or in part. An Agent will have the right to reject any offer to purchase Notes solicited by it in whole or in part. Payment of the purchase price of the Notes will be required to be made in immediately available funds. The company will pay an Agent, in connection with sales of Notes resulting from a solicitation made or an order to purchase received by such Agent, a commission ranging from .125% to
 .750% of the principal amount of Notes to be sold; provided, however, that commissions with respect to Notes maturing more than thirty years from the date of issue will be negotiated.

      The Company may sell Notes directly to investors. In this case, no underwriters or agents would be involved. No commission will be payable on Notes the Company sells directly to investors.

      The Company may accept offers to purchase Notes through other agents and may appoint additional agents for the purpose of soliciting offers to purchase Notes, in either case on terms substantially identical to the terms contained in the Distribution Agreement with the Agents. Any other additional agents will be named in the applicable pricing supplement.

      If the Company sells Notes to an Agent as principal, it will purchase the Notes for its own account at a discount to be agreed upon by the Company and the Agent at the time of sale. Unless otherwise stated in the applicable pricing supplement, the discount will be within the range of .125% to .750% of the principal amount per Note. The Agents may resell the Notes in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. In addition, the Agents may offer Notes they have acquired as principal to other dealers. The Agents may sell Notes to any dealer at a discount and that discount will not be in excess of the discount received by the Agent from the Company, unless specified in the applicable pricing supplement. The obligations of the Agents to purchase the Notes as principal will be subject to certain conditions. After the initial public offering of Notes to be resold to investors and other purchasers, the public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

      The Agents may engage in transactions that stabilize, maintain or otherwise affect the price of the Notes. Specifically, the Agents may overallot in connection with the offering, creating a short position in the Notes for their own account. In addition, to cover overallotments or to stabilize the price of the Notes, the Agents may bid for, and purchase, the Notes, in the open market. Finally, the Agents may reclaim selling concessions allowed to any agent or a dealer for distributing the Notes in the offering, if the Agents repurchase previously distributed Notes in transactions to cover syndicate short positions, in stabilization.

      Underwriters, dealers and agents that participate in the distribution of the Notes may be underwriters as defined in the Securities Act of 1933, as amended (the "Act"), and any discounts or commissions received by them from the Company and any profit on the resale of the Notes by them may be treated as underwriting discounts and commissions under the Act. The Company has agreements with the Agents to indemnify them against certain civil liabilities, including liabilities under the Act, or to contribute with respect to payments which the Agents may be required to make. The Agents may engage in transactions with, or perform services for, the Company or its affiliates in the ordinary course of their business.

      The Company does not intend to apply for listing of the Notes on a national securities exchange. The Agents have advised the Company that they intend to make a market in the Notes, as permitted by applicable laws and regulations. However, the Agents are not obligated to do so and may discontinue making a market at any time. The Company cannot assure you as to the liquidity of the trading market for the Notes.

               SUBJECT TO COMPLETION, DATED ---------- --, 1999



                                   PROSPECTUS

                                 $300,000,000

                      JERSEY CENTRAL POWER & LIGHT COMPANY
                                  SENIOR NOTES
                             --------------------

      Jersey Central Power & Light Company will be selling Senior Notes from time to time in an amount not to exceed $300,000,000 pursuant to this prospectus and supplements to this prospectus.

      Each series of Senior Notes will be issued under a Senior Note Indenture between us and United States Trust Company of New York, as senior note trustee. Initially, the Senior Notes will be secured by one or more series of our First Mortgage Bonds which will be issued and delivered to the senior note trustee under our First Mortgage Bond Indenture dated as of March 1, 1946, as amended and supplemented. However, on the date that the senior note trustee holds 80% or more of all of our outstanding First Mortgage Bonds, the Senior Notes will no longer be secured by any First Mortgage Bonds. At that time, the Senior Notes will be unsecured obligations of Jersey Central Power & Light Company and will rank equally with all of our other unsecured and unsubordinated indebtedness.

      We will provide the specific terms of each series of Senior Notes, their offering prices and how they will be offered in supplements to this prospectus. You should read this prospectus and any applicable supplement carefully before you invest.

      Our principal executive offices are located at 2800 Pottsville Pike, Reading, Pennsylvania 19605 and our telephone number is (610) 929-3601.

                             --------------------

These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

                             --------------------

                             ---------- --, 1999

      You should read and rely only on the information incorporated by reference or provided in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. Neither we nor any underwriters, agents or dealers are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement, or incorporated by reference, is accurate as of any date other than the date such information is given.

                             --------------------



TABLE OF CONTENTS                            PAGE


About This Prospectus..........................3

Jersey Central Power & Light Company...........3

Where You Can Find More Information............4

Use of Proceeds................................5

Ratios of Earnings to Fixed Charges............5

Description of Senior Notes....................5

Description of Senior Note
Mortgage Bonds................................24

Plan of Distribution .........................29

Legal Matters.................................31

Experts.......................................31

                              ABOUT THIS PROSPECTUS

 ......This prospectus is part of registration  statements that we filed with the
Securities and Exchange Commission using a "shelf" registration process. Under this shelf process, we may, from time to time, sell the Senior Notes described in this prospectus in one or more offerings up to a total dollar amount of $300,000,000. This prospectus provides you with a general description of the Senior Notes. Each time we sell a series of Senior Notes, we will provide you with a supplement to this prospectus that will contain specific information about the terms of that series. Any supplement may also add, update or change information contained in this prospectus. Before you invest, you should read both this prospectus and any supplement to this prospectus together with the additional information about us described under "Where You Can Find More Information."

 ......For  more detailed  information  about the Senior Notes,  you can read the exhibits filed with the registration statement.

                      JERSEY CENTRAL POWER & LIGHT COMPANY

 ......Jersey  Central Power & Light Company (the  "Company"),  a public  utility furnishing electric service wholly within the State of New Jersey, is a subsidiary of GPU, Inc., a holding company registered under the Public Utility Holding Company Act of 1935. The Company provides retail electric service within a territory located in northern, western and east central New Jersey having a population of approximately 2.6 million. The Company's principal executive offices are located at 2800 Pottsville Pike, Reading, Pennsylvania 19605, and its telephone number is (610) 929-3601.

 ......During  1998,  residential  sales accounted for about 45% of the Company's operating revenues from customers and 41% of kilowatt-hour sales to customers; commercial sales accounted for about 39% of the Company's operating revenues from customers and 40% of kilowatt-hour sales to customers; industrial sales accounted for about 15% of the Company's operating revenues from customers and
19%  of  kilowatt-hour   sales  to  customers;   and  sales  to  rural  electric
cooperatives, municipalities (primarily for street and highway lighting) and others accounted for about 1% of the Company's operating revenues from customers and less than 1% of kilowatt-hour sales to customers. The revenues derived from the 25 largest customers in the aggregate accounted for approximately 9% of operating revenues from customers for the year 1998. The Company also makes interchange and spot market sales of electricity to other utilities.

 ......The electric generating and transmission facilities of the Company and its affiliates, Pennsylvania Electric Company and Metropolitan Edison Company (collectively doing business as "GPU Energy"), are physically interconnected and are operated as a single integrated and coordinated system. The transmission
facilities  of  the  integrated  system  are  physically   interconnected   with
neighboring nonaffiliated utilities in Pennsylvania, New Jersey, Maryland, New York and Ohio. The Company is a member of the Pennsylvania-New Jersey-Maryland Interconnection ("PJM") and the Mid-Atlantic Council, an organization providing
coordinated   review  of  the  planning  by  utilities  in  the  PJM  area.  The
interconnection   facilities  are  used  for  substantial  capacity  and  energy interchange and purchased power transactions as well as emergency assistance.

                       WHERE YOU CAN FIND MORE INFORMATION

 ......The Company, a New Jersey corporation, files annual, quarterly and current reports and other information with the Securities and Exchange Commission under File No. 1-3141. These Securities and Exchange Commission filings are available to the public over the Internet at the Securities and Exchange Commission's web site at http://www.sec.gov. You may also read and copy any of these Securities and Exchange Commission filings at the Securities and Exchange Commission's public reference room in Washington, D.C. located at 450 Fifth Street, N.W. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information about the operation of the public reference room. Some of our securities are listed on the New York Stock Exchange and such reports and other information can also be inspected and copied at the offices of such exchange on the 7th Floor, 20 Broad Street, New York, New York.

 ......The  Securities  and  Exchange  Commission  allows us to  "incorporate  by reference" the  information we file with them,  which means that we can disclose
important  information  to  you  by  referring  you  to  those  documents.   The
information incorporated by reference is an important part of this prospectus and should be read with the same care. Information that we file later with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any
future  filings   (including   those  made  after  the  initial  filing  of  the
registration statement and prior to effectiveness) we make with the Securities and Exchange Commission under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all of the Senior Notes described in this prospectus.

- Our Annual Report on Form 10-K for the year ended December 31, 1998.

- Our Quarterly Reports on Form 10-Q for the quarters ended March 31 and June 30, 1999.

- Our Current Reports on Form 8-K dated April 16, May 26, August 5 and September 15, 1999.

      You may request a free copy of these filings by writing or telephoning us at the following address: Jersey Central Power & Light Company, 2800 Pottsville Pike, Reading, Pennsylvania
                                      4

19605, attention:  Secretary. Our telephone number is (610) 929-3601.

                                 USE OF PROCEEDS

      Except as shall otherwise be provided in a supplement to this prospectus, the Company intends to use the net proceeds from the sale of the Senior Notes offered from time to time:

- to redeem other outstanding securities of the Company, including first mortgage bonds, preferred stock and preferred securities,

-  to  repay   outstanding   short-term   bank   loans   or  other   unsecured
   indebtedness,

-  for construction purposes and

- for other corporate purposes, including to reimburse the Company's treasury for funds previously expended for the above purposes.

The use of proceeds with respect to a particular series of Senior Notes will be set forth in the related supplement to this prospectus.

                       RATIOS OF EARNINGS TO FIXED CHARGES

      The Company's Ratio of Earnings to Fixed Charges for each of the periods indicated was as follows:

            Years ended December 31,                        Twelve Months
                                                                ended
                                                             June 30, 1999
1994       1995        1996         1997        1998         (unaudited)
----       ----        ----         ----        ----       ---------------
3.09       3.44        2.89         3.57        4.01             3.37

      The Ratio of Earnings to Fixed Charges represents, on a pre-tax basis, the number of times earnings cover fixed charges. Earnings consist of net income to which has been added fixed charges and taxes based on income of the Company. Fixed charges consist of interest on funded indebtedness, other interest (including distributions on Company Obligated Mandatorily Redeemable Preferred Securities), amortization of net gain on reacquired debt and net discount on debt and the interest portion of all rentals charged to income.

                           DESCRIPTION OF SENIOR NOTES

      The following is a summary of certain terms and provisions of the Senior Notes and the Senior Note Indenture (as defined below). Reference is made to the Senior Note Indenture which is an exhibit to the registration statement of which this prospectus forms a part.

General

      The Senior Notes may be issued from time to time in one or more series in amounts and on terms to be determined at or prior to the time or times of sale, under the Senior Note Indenture, as it may be amended or supplemented (the "Senior Note Indenture"), between the Company and United States Trust Company of New York (the "Senior Note Trustee").

      Until the Release Date (as defined below), all of the Senior Notes outstanding under the Senior Note Indenture will be secured by one or more series of the Company's Senior Note Mortgage Bonds (as defined below) issued and delivered by the Company to the Senior Note Trustee. See "-- Security; Release Date." On the Release Date, the Senior Notes will cease to be secured by the Senior Note Mortgage Bonds, will become unsecured general obligations of the Company and will rank on a parity with other unsecured and unsubordinated indebtedness of the Company. The Senior Note Indenture provides that prior to the Release Date, the principal amount of the Senior Notes that may be issued and outstanding cannot exceed the principal amount of the Senior Note Mortgage Bonds then held by the Senior Note Trustee. See "Description of Senior Note Mortgage Bonds -- Issuance of Additional First Mortgage Bonds."

      There is no requirement under the Senior Note Indenture that future issues of debt securities of the Company be issued exclusively under the Senior Note Indenture; accordingly, the Company will be free to employ other indentures or documentation, containing provisions different from those included in the Senior
Note Indenture or applicable to one or more issues of Senior Notes, in connection with future issues of other debt securities.

      There is no limitation on the amount of Senior Notes that may be issued under the Senior Note Indenture. However, the Senior Note Indenture contains certain restrictive covenants prohibiting the Company from (1) issuing, assuming, guaranteeing or permitting to exist after the Release Date, so long as any Senior Notes are outstanding, any secured debt without effectively securing the Senior Notes equally and ratably with such secured debt, or (2) entering into or permitting to exist certain sale/leaseback transactions, subject, in each case, to certain exceptions described under "-- Certain Covenants of the Company."

      There is no provision in the Senior Note Indenture or the Senior Notes that requires the Company to redeem, or permit the holders to cause a redemption of, the Senior Notes or that otherwise protects the holders in the event that the Company incurs substantial additional indebtedness, whether or not in connection with a change in control of the Company.

      Reference is made to a supplement to this prospectus for a description of the following terms of the series of Senior Notes in respect of which this prospectus is being delivered, to the extent such terms supplement or differ from the description of the Senior Notes contained in this prospectus: (1) the designation of such Senior Notes; (2) the aggregate principal amount of such Senior Notes; (3) the price (expressed as a percentage of principal amount) at which such Senior Notes will be issued; (4) the date or dates on which the principal of such Senior Notes is payable; (5) the rate or rates at which such Senior Notes will bear interest, or method of calculation of such rate or rates, the date or dates from which such interest will accrue, the dates on which such interest will be payable ("Interest Payment Dates"), and the regular record dates for the interest payable on such Interest Payment Dates ("Regular Record Dates"); (6) the option, if any, of the Company to redeem such Senior Notes and the period or periods within which, or the date or dates on which, the prices at which and the terms and conditions upon which, such Senior Notes may be redeemed, in whole or in part, upon the exercise of such option;
(7) the obligation, if any, of the Company to redeem or purchase such Senior Notes at the option of the registered holder or pursuant to any sinking fund or analogous provisions and the period or periods within which, or the date or dates on which, the price or prices at which and the terms and conditions upon which, such Senior Notes will be redeemed or purchased, in whole or in part, pursuant to such obligation; (8) if prior to the Release Date, the designation of the related series of Senior Note Mortgage Bonds being delivered to the Senior Note Trustee in connection with the issuance of such Senior Notes; and
(9) any other terms of such Senior Notes not inconsistent with the Senior Note Indenture.

      Unless otherwise indicated in a supplement to this prospectus, the Senior Notes will be issued (1) in denominations of $1,000 and integral multiples thereof, and (2) in book-entry only form and represented by one or more Global Securities, as described under "-- Book-Entry Senior Notes."

Payment of Principal and Interest

      Until the Senior Notes are paid or payment thereof is provided for, the Company will, at all times, maintain a paying agent (the "Paying Agent") in The City of New York capable of performing the duties described herein to be performed by the Paying Agent. The Company has initially appointed United States Trust Company of New York, 114 West 47th Street, New York, New York 10036 as Paying Agent. Any change in the Paying Agent or its address effected prior to the issuance of any series of Senior Notes will be set forth in a supplement to this prospectus. Thereafter, the Company will notify the holders of the Senior Notes in accordance with the Senior Note Indenture of any change in the Paying Agent or its address.

      Each series of Senior Notes will bear interest from the later of (1) the date such series is issued and authenticated (the

"Original Issue Date") or the date specified in such series or (2) the most recent date to which interest has been paid or duly provided for with respect to such series, in each case at the rate set forth in a supplement to this prospectus, until the principal amount thereof is paid or made available for payment. Interest on each series of Senior Notes will be payable on such Interest Payment Dates as are set forth in a supplement to this prospectus and at maturity or upon earlier redemption; provided, however, that the first Interest Payment Date for any series of Senior Notes with an Original Issue Date between a Regular Record Date set forth in a supplement to this prospectus and an Interest Payment Date will be the Interest Payment Date following the next Regular Record Date. Each payment of interest in respect of an Interest Payment Date will include interest accrued to but excluding such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months (and for any partial periods shall be computed on the basis of the number of days elapsed in a 360-day year of twelve 30-day months).

      Interest payable on any Interest Payment Date will be paid to the person in whose name a Senior Note is registered at the close of business on the Record Date next preceding such Interest Payment Date; provided, however, that interest payable at maturity or upon earlier redemption will be payable to the person to whom principal shall be payable.

      Any payment required to be made in respect of a Senior Note on a date that is not a Business Day need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment.

      "Business Day" shall mean each day that is not a day on which banking institutions or trust companies in the Borough of Manhattan, the City and State of New York, or in the city where the corporate trust office of the Senior Note Trustee is located, are obligated or authorized by law or executive order to close.

      Principal of, premium, if any, and interest on any series of Senior Notes represented by Global Securities will be paid in the manner described under "--Book-Entry Senior Notes."

Redemption Provisions

      Except as shall otherwise be provided in a supplement to this prospectus, each series of Senior Notes will be redeemable, as a whole or in part, at the Company's option, at any time or from time to time, prior to the maturity of such series, on at least 30 days, but not more than 60 days, prior notice mailed to the registered address of each holder of the such series.

      The redemption prices will be equal to the greater of (1) 100% of the principal amount of the series of Senior Notes to be redeemed or (2) as determined by an Independent Investment Banker

(as defined below), the sum of the present values of the Remaining Scheduled Payments (as defined below) discounted (for purposes of determining such present value), on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months), at a discount rate equal to the sum of the Treasury Rate (as defined below) and a number of basis points to be set forth in a supplement to this prospectus.

      In each case, accrued interest on such series of Senior Notes to be redeemed will be payable to the redemption date.

      "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

      "Comparable Treasury Issue" means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the series of Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such series. "Independent Investment Banker" means one of the Reference Treasury Dealers appointed by the Company.

      "Comparable  Treasury Price" means,  with respect to any redemption  date,
(1) the average of the Reference Treasury Dealer Quotations for such redemption date after excluding the highest and lowest of such Reference Treasury Dealer Quotations, or (2) if the Senior Note Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Reference Treasury Dealer Quotations. "Reference Treasury Dealer Quotations" means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Senior Note Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Senior Note Trustee by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day preceding such redemption date.

      "Reference Treasury Dealer" means such nationally recognized investment banking firms that are primary U.S. Government securities dealers as are set forth in a supplement to this prospectus.

      "Remaining Scheduled Payments" means, with respect to each series of Senior Note to be redeemed, the remaining scheduled payments of principal of and interest on such series that would be due after the related redemption date but for such redemption. If such redemption date is not an Interest Payment Date with respect to such series, the amount of the next succeeding scheduled interest payment on such series will be reduced by the amount of interest accrued on such series to such redemption date.

      On and after the redemption date, interest will cease to accrue on the series of Senior Notes or any portion of thereof called for redemption (unless the Company does not deposit the money for the payment of the redemption price and accrued interest pursuant to the next succeeding paragraph). If less than all the Senior Notes of any series are to be redeemed, the Senior Notes of such series to be redeemed shall be selected by the Senior Note Trustee by such method as it shall deem fair and appropriate.

      Any notice of redemption at the option of the Company may state that such redemption will be conditional upon receipt by the Senior Note Trustee (or a Paying Agent), on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest on such series of Senior Notes and that if such money has not been so received, such notice will be of no force and effect and the Company will not be required to redeem such series of Senior Notes.

      Except as shall otherwise be provided in a supplement to this prospectus, the Senior Notes will not be subject to a sinking fund.

      The Company may at any time purchase Senior Notes at any price in the open market or otherwise. Senior Notes so purchased by the Company may be surrendered to the Senior Note Trustee for cancellation.

Security; Release Date

      Until the Release Date, the Senior Notes will be secured by one or more series of the Company's first mortgage bonds (the "Senior Note Mortgage Bonds") issued and delivered by the Company to the Senior Note Trustee (see "Description of Senior Note Mortgage Bonds"). Upon the issuance of a series of Senior Notes prior to the Release Date, the Company will simultaneously issue and deliver to the Senior Note Trustee, as security for all the Senior Notes being issued, a series of Senior Note Mortgage Bonds that will have the same stated maturity date and corresponding redemption provisions, and will be in the same aggregate principal amount and have the same interest rate as the corresponding series of Senior Notes being issued. Any payment by the Company to the Senior Note Trustee of principal of, premium, if any, and interest on, a series of Senior Note Mortgage Bonds will be applied by the Senior Note Trustee to satisfy the Company's obligations with respect to principal of, premium, if any, and interest on, the related series of Senior Notes.

      The Release Date will be the earlier of (1) the date that all First Mortgage Bonds (as defined herein), other than the Senior Note Mortgage Bonds, have been retired (whether at, before or after the maturity thereof) through payment, redemption, purchase, defeasance or otherwise and (2) the date upon which the

Senior Note Trustee holds Senior Note Mortgage Bonds constituting not less than 80% in aggregate principal amount of all outstanding First Mortgage Bonds. On the Release Date, the Senior Note Trustee will deliver to the Company for cancellation all Senior Note Mortgage Bonds and, not later than 30 days thereafter, will provide notice to all holders of the Senior Notes of the occurrence of the Release Date. As a result, on the Release Date, the Senior Note Mortgage Bonds shall cease to secure the Senior Notes and the Senior Notes will become unsecured and unsubordinated general obligations of the Company.

      Each series of Senior Note Mortgage Bonds will be a series of First Mortgage Bonds of the Company, all of which are secured by a first lien on substantially all of the Company's property. See "Description of Senior Note Mortgage Bonds - Kind and Priority of Lien." Upon the payment or cancellation of any outstanding Senior Notes, the Senior Note Trustee shall surrender to the Company for cancellation an equal principal amount of the related series of Senior Note Mortgage Bonds. The Company shall not permit, at any time prior to the Release Date, the aggregate principal amount of Senior Note Mortgage Bonds held by the Senior Note Trustee to be less than the aggregate principal amount of the Senior Notes then outstanding. After the issuance of the first series of Senior Notes under the Senior Note Indenture, no additional First Mortgage Bonds will be issued by the Company under the Mortgage (as defined herein) other than as collateral security for the Senior Notes.

Events of Default

      The  following   constitute  events  of  default  under  the  Senior  Note
Indenture: (a) default in the payment of principal of or premium, if any, on any Senior Note when due and payable; (b) default in the payment of interest on any Senior Note when due and payable which continues for 60 days; (c) default in the performance or breach of any other covenant or agreement of the Company in the Senior Notes or in the Senior Note Indenture and the continuation thereof for 90 days after written notice thereof to the Company by the Senior Note Trustee or the holders of at least 33% in aggregate principal amount of the outstanding Senior Notes; (d) prior to the Release Date, the occurrence of a "completed default" as defined under the Mortgage; provided, however, that the waiver or cure of such default and the recision and annulment of the consequences thereof under the Mortgage shall constitute a waiver of the corresponding event of default under the Senior Note Indenture and a recision and annulment of the consequences thereof under the Senior Note Indenture; and (e) certain events of bankruptcy, insolvency, reorganization, assignment or receivership of the Company.

      If an event of default under the Senior Note Indenture occurs and is continuing, either the Senior Note Trustee or the holders of a majority in aggregate principal amount of the outstanding Senior Notes may declare, by notice in writing, the principal of and interest on all Senior Notes to be due and payable immediately. Upon such acceleration of the Senior Notes, the Senior Note Mortgage Bonds shall be immediately redeemable upon demand of the Senior Note Trustee (and surrender thereof to the Mortgage Trustee, as herein defined) at a redemption price of 100% of the principal amount thereof, together with interest to the redemption date. See "Description of Senior Note Mortgage Bonds - Redemption Provisions of Senior Note Mortgage Bonds." At any time after an acceleration of the Senior Notes has been obtained (and provided the acceleration of all Senior Note Mortgage Bonds has not occurred), if the Company pays or deposits with the Senior Note Trustee a sum sufficient to pay all matured installments of interest and the principal and any premium which has become due on the Senior Notes otherwise than by acceleration and all defaults shall have been cured or waived, then such payment or deposit will cause an automatic rescission and annulment of the acceleration of the Senior Notes.

      The Senior Note Indenture provides that the Senior Note Trustee generally will be under no obligation to exercise any of its rights or powers under the Senior Note Indenture at the request or direction of any of the holders of the Senior Notes unless such holders have offered to the Senior Note Trustee reasonable security or indemnity. Subject to such provisions for indemnity and certain other limitations contained in the Senior Note Indenture, the holders of a majority in aggregate principal amount of the outstanding Senior Notes generally will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Senior Note Trustee, or of exercising any trust or power conferred on the Senior Note Trustee. The holders of a majority in aggregate principal amount of the outstanding Senior Notes generally will have the right to waive any past default or event of default (other than a payment default) on behalf of all holders of the Senior Notes. The Senior Note Indenture provides that no holder of the Senior Notes may institute any action against the Company under the Senior Note Indenture unless such holder previously shall have given to the Senior Note Trustee written notice of an event of default and continuance thereof and unless the holders of a majority in aggregate principal amount of the Senior Notes then outstanding affected by such event of default shall have requested the Senior Note Trustee to institute such action and shall have offered the Senior Note Trustee reasonable indemnity, and the Senior Note Trustee shall not have instituted such action within 60 days of such request. Furthermore, no holder of the Senior Notes will be entitled to institute any such action if and to the extent that such action would disturb or prejudice the rights of other holders of the Senior Notes. Notwithstanding that the right of a holder of the Senior Notes to institute a proceeding with respect to the Senior Note Indenture is subject to certain conditions precedent, each holder of a Senior Note has the right, which is absolute and unconditional, to receive payment of the principal of, and premium, if any, and interest on such Senior Note when due and to institute suit for the enforcement of any such payment, and such rights may not be impaired without the consent of such holders of Senior Notes. The Senior Note Indenture provides that the Senior Note Trustee, within 90 days after the occurrence of a default with respect to the Senior Notes, is required to give holders of the Senior Notes notice of any default known to the Senior Note Trustee, unless cured or waived, but, except in the case of default in the payment of principal of, or premium, if any, or interest on, any Senior Notes, the Senior Note Trustee may withhold such notice if it determines in good faith that it is in the interest of such holders to do so. The Company is required to deliver to the Senior Note Trustee each year an officer's certificate as to whether or not the Company is in compliance with the conditions and covenants under the Senior Note Indenture.

Book-Entry Senior Notes

      Except as shall otherwise be provided in a supplement to this prospectus, the Senior Notes will be issued in book-entry only form (each Senior Note so issued, a "Book-Entry Senior Note"), and will be represented by one or more registered Global Securities (each, a "Global Security") that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC") or such other Depository which may replace DTC as Depository for the Book-Entry Senior Notes (the "Depository"), and registered in the name of a nominee of the Depository.

      Upon issuance, all Book-Entry Senior Notes of the same series will be represented by one Global Security. Except under the circumstances described below, Book-Entry Senior Notes will not be exchangeable for Senior Notes in certificated form and will not otherwise be issuable in certificated form.

      If the Depository notifies the Company that it is at any time unwilling or unable to continue as Depository and a successor Depository is not appointed within 90 days after receipt of such notice, the Company will cause to be issued Senior Notes in certificated form ("Certificated Senior Notes") in exchange for the Global Security or Global Securities representing the corresponding Book-Entry Senior Notes. In addition, the Company may at any time and in its sole discretion determine not to have any Book-Entry Senior Notes represented by one or more Global Securities and, in such event, will cause to be issued individual Certificated Senior Notes in exchange for the Global Security or Global Securities representing the corresponding Book-Entry Senior Notes. Lastly, within seven days of the occurrence of an event of default under the Senior Note Indenture, the Company will cause to be issued Certificated Senior Notes in exchange for the Global Security or Securities representing the corresponding Book-Entry Senior Notes. In any such instance, a beneficial owner of a Book-Entry Senior Note represented by a Global Security will be entitled to physical delivery of Certificated Senior Notes equal in principal amount to such Book-Entry Senior Note and to have such Certificated Senior Notes registered in its name.

      The following is based on information furnished by DTC:

            DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934 (the "Exchange Act"). DTC holds securities that its participants ("Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants and, together with Direct Participants, the "Participants"). The rules applicable to DTC and its Participants are on file with the Securities and Exchange Commission.

            Purchases of Book-Entry Senior Notes represented by Global Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for such purchases of Book-Entry Senior Notes on DTC's records. The ownership interest of each actual purchaser of each Book-Entry Senior Note represented by a Global Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Book-Entry Senior Notes represented by Global Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Book-Entry Senior Notes represented by Global Securities, except in the event that use of the book-entry system for such Book-Entry Senior Notes is discontinued.

            To facilitate subsequent transfers, all Global Securities deposited with, or on behalf of, DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of Global Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Book-Entry Senior Notes represented by Global Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Book-Entry Senior Notes are credited which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

            Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

            Redemption notices shall be sent to Cede & Co. If less than all of the Book-Entry Senior Notes having the same Original Issue Date and other terms are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant to be so redeemed.

            Neither DTC nor Cede & Co. will consent or vote with respect to the Book-Entry Senior Notes represented by Global Securities. Under its usual procedures, DTC mails an Omnibus Proxy to the Company as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Book-Entry Senior Notes represented by Global Securities are credited on the applicable record date (identified in a listing attached to the Omnibus Proxy).

            Principal and any premium and/or interest payments on the Book-Entry Senior Notes represented by Global Securities will be made to DTC in immediately available funds. DTC's practice is to credit Direct Participants' accounts on the date on which interest is payable in accordance with the respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name", and will be the responsibility of such Participant and not of DTC, the underwriters, dealers or agents or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and any premium and/or interest to DTC is the responsibility of the Company and the Senior Note Trustee. Disbursement of such payments to Direct

      Participants shall be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners shall be the responsibility of Direct and Indirect Participants.

            DTC may discontinue providing its services as securities Depository with respect to the Book-Entry Senior Notes at any time by giving reasonable notice to the Company and the Senior Note Trustee. Under such circumstances, in the event that a successor securities Depository is not obtained, Senior Notes in certificated form are required to be printed and delivered in exchange for Book-Entry Senior Notes held by DTC.

            The Company may decide to discontinue use of the system and book-entry transfers through DTC (or a successor securities Depository). In that event, Senior Notes in certificated form will be printed and delivered in exchange for Book-Entry Senior Notes held by DTC.

            So long as Cede & Co. is the registered owner of any series of Book-Entry Senior Notes, as nominee of DTC, reference herein to holders of such series of Book-Entry Senior Notes shall mean Cede & Co. or DTC and shall not mean the Beneficial Owners of the Book-Entry Senior Notes.

            Management of DTC is aware that some computer applications, systems and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed Direct Participants and Indirect Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and interest payments) to securityholders, book-entry deliveries, and settlement of trades within DTC, continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

            However, DTC's ability to perform properly its services is also dependent upon other parties, including, but not limited to, issuers and their agents, as well as DTC's Direct Participants and Indirect Participants, third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to: (1) impress upon them the importance of such services being Year 2000 compliant; and (2) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

            According to DTC, the information in the preceding two paragraphs with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

      The information in this section concerning DTC and DTC's book-entry system has been obtained from sources (including DTC) that the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

      The underwriters, dealers or agents of any Senior Notes may be Direct Participants of DTC.

      None of the Company, the Senior Note Trustee, any underwriters, agents or dealers or any agent for payment on or registration of transfer or exchange of any Global Security will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in such Global Security or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Modification with Consent of Holders

      Modification and amendment of the Senior Note Indenture may be effected by the Company and the Senior Note Trustee with the consent of the holders of a majority in aggregate principal amount of the outstanding Senior Notes affected thereby, provided that no such modification or amendment may, without the consent of the holder of each outstanding Senior Note affected thereby, (a) change the maturity date of any Senior Note; (b) reduce the rate (or change the method of calculation thereof) or extend the time of payment of interest on any Senior Note; (c) reduce the principal amount of, or premium payable on, any Senior Note; (d) change the coin or currency of any payment of principal of, or premium, if any, or interest on, any Senior Note; (e) change the date on which any Senior Note may be redeemed or repaid at the option of the holder thereof or adversely affect the rights of a holder to institute suit for the enforcement of any payment on or with respect to any Senior Note; (f) impair the interest of the Senior Note Trustee in the Senior Note Mortgage Bonds held by it or, prior to the Release Date, reduce the principal amount of any series of Senior Note Mortgage Bonds securing the Senior Notes to an amount less than the principal amount of the related series of Senior Notes or alter the payment provisions of such Senior Note Mortgage Bonds in a manner adverse to the holders of the Senior Notes; or (g) modify the foregoing requirements or reduce the percentage of outstanding Senior Notes necessary to modify or amend the Senior Note Indenture or to waive any past default to less than a majority.

Modification without Consent of Holders

      Modification and amendment of the Senior Note Indenture may be effected by the Company and the Senior Note Trustee without the consent of the holders (a) to add to the covenants of the Company for the benefit of the holders or to surrender a right conferred on the Company in the Senior Note Indenture; (b) to add further security for the Senior Notes; (c) to supply omissions, cure ambiguities or correct defects, which actions, in each case, are not prejudicial to the interest of the holders in any material respect; or (d) to make any other change that is not prejudicial to the holders of the Senior Notes in any material respect.

      A supplemental indenture which changes or eliminates any covenants or other provision of the Senior Note Indenture (or any supplemental indenture) which has expressly been included solely for the benefit of one or more series of the Senior Notes, or which modifies the rights of the holders of the Senior Notes of such series with respect to such covenant or provision, will be deemed not to affect the rights under the Senior Note Indenture of the holders of the Senior Notes of any other series.

Defeasance and Discharge

      The Senior Note Indenture provides that the Company will be discharged from any and all obligations in respect to the Senior Notes and the Senior Note Indenture (except for certain obligations such as obligations to register the transfer or exchange of the Senior Notes, replace stolen, lost or mutilated Senior Notes and maintain paying agencies) if, among other things, the Company irrevocably deposits with the Senior Note Trustee, in trust for the benefit of the holders of Senior Notes, money or certain United States government obligations, or any combination thereof, which will provide money in an amount sufficient, without reinvestment, to make all payments of principal of, premium, if any, and interest on, the Senior Notes on the dates such payments are due in accordance with the terms of the Senior Note Indenture and the Senior Notes; provided that unless all of the Senior Notes mature within 90 days of such deposit by redemption or otherwise, the Company shall also have delivered to the Senior Note Trustee an opinion of counsel to the effect that the Company has received from, or there has been published by, the Internal Revenue Service or that there has been a change of law (collectively, an "External Tax Pronouncement"), in either case to the effect that the holders of the Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or discharge of the Senior Note Indenture. Thereafter, the holders of the Senior Notes may look only to such deposit for payment of the principal of, and interest and any premium on, the Senior Notes.

      If the Company makes the deposit of cash or certain United States government obligations referred to above with respect to one or more series of Senior Notes, and otherwise complies with the requirements of the Senior Note Indenture (except that the opinion of counsel referred to above need not be based upon an External Tax Pronouncement), then the Company shall be released with respect to such series of Senior Notes from its obligations described under "-- Certain Covenants of the Company -- Limitation on Liens" and "-- Limitation of Sale and Lease-Back Transactions" and "-- Consolidation, Merger and Sale or Disposition of Assets."

Consolidation, Merger and Sale or Disposition of Assets

      The Company may not consolidate with or merge into any other corporation or sell or otherwise dispose of its properties as or substantially as an entirety to any person unless (1) the successor or transferee corporation or the person that receives such properties pursuant to such sale, transfer or other disposition shall be a corporation organized and existing under the laws of the United States or any state thereof or the District of Columbia, (2) the successor or transferee corporation or the person that receives such properties pursuant to such sale, transfer or other disposition assumes by supplemental indenture the due and punctual payment of the principal of and premium, if any, and interest on all the Senior Notes and the performance of every covenant of the Senior Note Indenture to be performed or observed by the Company; and (3) if prior to the Release Date, the successor or transferee corporation or the person that receives such properties pursuant to such sale, transfer or other disposition assumes the Company's obligations under the Mortgage with respect to the Senior Note Mortgage Bonds. Upon any such consolidation, merger, sale, transfer or other disposition of the properties of the Company substantially as an entirety, the successor corporation formed by such consolidation or into which the Company is merged or the person to which such sale, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Senior Note Indenture with the same effect as if such successor corporation or person had been named as the Company therein, and the Company will be released from all obligations under the Senior Note Indenture. For purposes of the Senior Note Indenture, the conveyance or other transfer by the Company of (1) all or any portion of its facilities for the generation of electric energy or (2) all of its facilities for the transmission of electric energy, in each case considered alone or in any combination with properties described in the other clause, shall in no event be deemed to constitute a conveyance or other transfer of all the properties of the Company, as or substantially as an entirety.

Certain Covenants of the Company

      Limitation on Liens

      The Senior Note Indenture provides that, so long as any such Senior Notes are outstanding, the Company may not issue, assume,
                                      19
guarantee or permit to exist after the Release Date any Debt (as defined below) that is secured by any mortgage, security interest, pledge or lien ("Lien") of or upon any Operating Property (as defined below) of the Company, whether owned at the date of the Senior Note Indenture or thereafter acquired, without in any such case effectively securing the Senior Notes (together with, if the Company shall so determine, any other indebtedness of the Company ranking equally with the Senior Notes) equally and ratably with such Debt (but only so long as such Debt is so secured).

      The foregoing restriction will not apply to: (1) Liens on any Operating Property existing at the time of its acquisition (which Liens may also extend to subsequent repairs, alterations and improvements to such Operating Property);
(2) Liens on Operating Property of an entity existing at the time such entity is merged into or consolidated with, or such entity disposes of its properties (or those of a division) as or substantially as an entirety to, the Company; (3) Liens on Operating Property to secure the cost of acquisition, construction, development or substantial repair, alteration or improvement of property or to secure any Debt incurred to provide funds for any such purpose or for reimbursement of funds previously expended for any such purpose, provided such Liens are created or assumed contemporaneously with, or within 18 months after, such acquisition or the completion of substantial repair or alteration, construction, development or substantial improvement; (4) Liens in favor of any state or any department, agency or instrumentality or political subdivision of any state, or for the benefit of holders of securities issued by any such entity (or providers of credit enhancement with respect to such securities), to secure any Debt (including, without limitation, obligations of the Company with respect to industrial development, pollution control or similar revenue bonds) incurred for the purpose of financing all or any part of the purchase price or the cost of substantially repairing or altering, constructing, developing or substantially improving Operating Property of the Company; (5) Liens under the Mortgage permitted by the Senior Note Indenture; (6) Liens to secure payment of compensation to the Senior Note Trustee as provided in the Senior Note Indenture; (7) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Lien referred to in clauses (1) through (6), provided, however, that the principal amount of Debt secured thereby and not otherwise authorized by said clauses (1) to (6), inclusive, shall not exceed the principal amount of Debt, plus any premium or fee payable in connection with any such extension, renewal or replacement, so secured at the time of such extension, renewal or replacement. However, the foregoing restrictions will not apply to the issuance, assumption or guarantee by the Company of Debt secured by a Lien which would otherwise be subject to the foregoing restrictions up to an aggregate amount which, together with all other secured Debt of the Company (not including secured Debt permitted under any of the foregoing exceptions) and the

Value (as defined below) of Sale and Lease-Back Transactions (as defined below) existing at such time (other than Sale and Lease-Back Transactions the proceeds of which have been applied to the retirement of certain indebtedness, Sale and Lease-Back Transactions in which the property involved would have been permitted to be subjected to a Lien under any of the foregoing exceptions in clauses (1) to (7) and Sale and Lease-Back Transactions that are permitted by the first sentence of "--Limitations on Sale and Lease-Back Transactions" below), does not exceed the greater of 15% of Tangible Assets and 15% of Capitalization (as such terms are defined below).

      Limitation on Sale and Lease-Back Transactions

      The Senior Note Indenture provides that so long as any Senior Notes are outstanding, the Company may not enter into or permit to exist after the Release Date any Sale and Lease-Back Transaction with respect to any Operating Property (except for transactions involving leases for a term, including renewals, of not more than 48 months), if the purchasers' commitment is obtained more than 18 months after the later of the completion of the acquisition, construction or development of such Operating Property or the placing in operation of such Operating Property or of such Operating Property as constructed or developed or substantially repaired, altered or improved. This restriction will not apply if
(a) the Company would be entitled pursuant to any of the provisions described in clauses (1) to (7) of the first sentence of the second paragraph under "--Limitation on Liens" above to issue, assume, guarantee or permit to exist Debt secured by a Lien on such Operating Property without equally and ratably securing the Senior Notes, (b) after giving effect to such Sale and Lease-Back Transaction, the Company could incur pursuant to the provisions described in the second sentence of the second paragraph under "--Limitation on Liens", at least $1.00 of additional Debt secured by Liens (other than Liens permitted by clause
(a)), or (c) the Company applies within 180 days an amount equal to, in the case of a sale or transfer for cash, the net proceeds (not exceeding the net book value), and, otherwise, an amount equal to the fair value (as determined by its Board of Directors) of the Operating Property so leased, to the retirement of Senior Notes or other Debt of the Company ranking equally with the Senior Notes, subject to reduction for Senior Notes and such Debt retired during such 180-day period otherwise than pursuant to mandatory sinking fund or prepayment provisions and payments at stated maturity.

      Certain Definitions

      "Capitalization" means the total of all the following items appearing on, or included in, the consolidated balance sheet of the Company: (1) liabilities for Debt maturing more than 12 months from the date of determination; and (2) common stock, preferred stock, Hybrid Preferred Securities (as defined in the Senior Note Indenture), premium on capital stock, capital surplus, capital in excess of par value and retained earnings (however the foregoing may be designated), less, to the extent not otherwise deducted, the cost of shares of capital stock reacquired by the Company. Subject to the foregoing, "Capitalization" shall be determined in accordance with generally accepted accounting principles ("GAAP") and practices applicable to the type of business in which the Company is engaged and that are approved by independent accountants regularly retained by the Company, and may be determined as of a date not more than 60 days prior to the happening of an event for which such determination is being made.

      "Debt" means any outstanding debt of the Company for money borrowed evidenced by notes, debentures, bonds or other securities, or guarantees of any thereof.

      "Operating Property" means (1) any interest in real property owned by the Company and (2) any asset owned by the Company that is depreciable in accordance with GAAP excluding, in either case, any interest of the Company as lessee under any lease (except for a lease that results from a Sale and Lease-Back Transaction) which has been or would be capitalized on the books of the lessee in accordance with GAAP.

      "Sale and Lease-Back Transaction" means any arrangement with any person providing for the leasing to the Company of any Operating Property (except for leases for a term, including any renewals thereof, of not more than 48 months), which Operating Property has been or is to be sold or transferred by the Company to such person; provided, however, Sale and Lease-Back Transaction does not include any arrangement first entered into prior to the date of the Senior Note Indenture.

      "Tangible Assets" means the amount shown as total assets on the consolidated balance sheet of the Company, less the following: (1) intangible assets including, but without limitation, such items as goodwill, trademarks, trade names, patents, and unamortized debt discount and expense, and (2) appropriate adjustments, if any, on account of minority interests. Tangible Assets shall be determined in accordance with GAAP and practices applicable to the type of business in which the Company is engaged and that are approved by the independent accountants that are regularly retained by the Company, and may be determined as of a date not more than 60 days prior to the happening of the event for which such determination is being made.

      "Value" means, with respect to a Sale and Lease-Back Transaction, as of any particular time, the amount equal to the greater of (1) the net proceeds to the Company from the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction, and (2) the net book value of such property, as determined by the Company in accordance with GAAP, in either case multiplied by a fraction, the numerator of which shall be equal to the number of full years of the term of the lease that is part of such Sale and Lease-Back Transaction remaining at the time of determination and the denominator of which shall be equal to the number of full years of such term, without regard, in any case, to any renewal or extension options contained in such lease.

Voting of Senior Note Mortgage Bonds Held by Senior Note Trustee

      The Senior Note Trustee, as the holder of Senior Note Mortgage Bonds, will attend any meeting of bondholders under the Mortgage, or, at its option, will deliver its proxy in connection therewith relating to matters with respect to which it is entitled to vote or consent.

      The Senior Note Trustee shall vote all Senior Note Mortgage Bonds then held by it or consent with respect thereto, proportionately with the vote or consent of the holders of all other First Mortgage Bonds outstanding under the Mortgage, the holders of which are eligible to vote or consent; provided, however, that the Senior Note Trustee shall not so vote in favor of, or so consent to, any amendment or modification of the Mortgage which, if it were an amendment or modification of the Senior Note Indenture, would require the consent of the holders of Senior Notes as described under "-- Modification With Consent of Holders," without the prior consent of holders of Senior Notes which would be required for such an amendment or modification of the Senior Note Indenture.

Resignation or Removal of Senior Note Trustee

      The Senior Note Trustee may resign at any time upon written notice to the Company specifying the day upon which the resignation is to take effect and such resignation will take effect immediately upon the later of the appointment of a successor Senior Note Trustee and such specified day.

      The Senior Note Trustee may be removed at any time by an instrument or concurrent instruments in writing filed with the Senior Note Trustee and signed by the holders, or their attorneys-in-fact, of at least a majority in aggregate principal amount of the then outstanding Senior Notes. In addition, so long as no event of default under the Senior Note Indenture or event which, with the giving of notice or lapse of time or both, would become an event of default has occurred and is continuing, the Company may remove the Senior Note Trustee upon written notice to the holder of each Senior Note outstanding and the Senior Note Trustee, and appointment of a successor Senior Note Trustee.

Concerning the Senior Note Trustee

      The United States Trust Company of New York is the Senior Note Trustee under the Senior Note Indenture and the Mortgage Trustee under the Mortgage. The Senior Note Indenture provides that the Company's obligations to compensate the Senior Note

Trustee and reimburse the Senior Note Trustee for expenses, disbursements and advances will constitute indebtedness which will be secured by a lien generally prior to that of the Senior Notes upon all property and funds held or collected by the Senior Note Trustee as such. The Senior Note Indenture provides that the Senior Note Trustee shall be subject to and shall comply with the provisions of
Section 310(b) of the Trust Indenture Act of 1939, as amended, and that nothing in the Senior Note Indenture shall be deemed to prohibit the Senior Note Trustee or the Company from making any application permitted pursuant to such section.

Governing Law

      The Senior Note Indenture and each Senior Note will be governed by New York law.

                  DESCRIPTION OF SENIOR NOTE MORTGAGE BONDS

General

      Each series of Senior Note Mortgage Bonds will be a series of first mortgage bonds (the "First Mortgage Bonds") to be issued under and secured by the Company's Indenture dated as of March 1, 1946 between the Company and United States Trust Company of New York, as successor trustee (the "Mortgage Trustee"), as heretofore amended and supplemented, and to be further amended and supplemented by one or more Supplemental Indentures with respect to the Senior Note Mortgage Bonds (collectively, the "Mortgage"). The statements herein concerning the First Mortgage Bonds and the Mortgage are summaries and do not purport to be complete. They may make use of defined terms and are subject to, and qualified in their entirety by, all of the provisions of the Mortgage, which is incorporated herein by reference.

      The Senior Note Mortgage Bonds will be issued as security for the Company's obligations under the Senior Note Indenture and will be immediately delivered to, and registered in the name of, the Senior Note Trustee. The Senior
Note Indenture provides that the Senior Note Trustee shall not transfer any Senior Note Mortgage Bonds except (1) to a successor trustee, (2) to the Company (as provided in the Senior Note Indenture) or (3) in compliance with a court order in connection with a bankruptcy or reorganization proceeding of the Company. The Senior Note Trustee shall generally vote the Senior Note Mortgage Bonds proportionately with what it believes to be the vote of the holders of all other First Mortgage Bonds then outstanding, as described under "Description of Senior Notes - Voting of Senior Note Mortgage Bonds Held by Senior Note Trustee."

      The Senior Note Mortgage Bonds will correspond to the corresponding series of Senior Notes in respect of principal amount, interest rate, maturity date and redemption provisions. Upon payment of the principal of or premium, if any, or interest on the Senior Notes, Senior Note Mortgage Bonds of the corresponding series in a principal amount equal to the principal amount of such Senior Notes will, to the extent of such payment of principal, premium or interest, be deemed fully paid and the obligation of the Company to make such payment shall be discharged.

      At June 30, 1999, the Company had outstanding $1,173.5 million in principal amount of First Mortgage Bonds issued under the Mortgage.

Redemption Provisions of Senior Note Mortgage Bonds

      The Senior Note Mortgage Bonds will be redeemed on the respective dates and in the respective principal amounts which correspond to the redemption dates for, and the principal amounts to be redeemed of, the corresponding series of Senior Notes. The Senior Note Mortgage Bonds are not redeemable by operation of the improvement fund or the maintenance provisions of the Mortgage or with the proceeds of released property.

      In the event of an event of default under the Senior Note Indenture and acceleration of the Senior Notes, the Senior Note Mortgage Bonds will be immediately redeemable in whole, upon demand of the Senior Note Trustee (and surrender thereof to the Mortgage Trustee), at a redemption price of 100% of the principal amount thereof, together with accrued interest to the redemption date. See "Description of Senior Notes - Events of Default."

Kind and Priority of Lien

      The Senior Note Mortgage Bonds and all First Mortgage Bonds outstanding under the Mortgage will be equally and ratably secured by a direct first lien on substantially all of the Company's property (except certain real estate not necessary or appropriate for the Company's business; cash, contracts, choses in action and securities not specifically subjected to the lien of the Mortgage; certain equipment not installed as fixed property; merchandise and supplies acquired, and electricity or products generated or purchased for resale; and materials and supplies held for consumption), subject to excepted encumbrances, matters of minor nature and the lien of the Trustee for compensation, indemnified losses and expenses. The Mortgage provides for subjecting similar after-acquired property to the lien thereof subject to certain restrictions upon the acquisition of property subject to outstanding prior lien bonds which are effective so long as the First Mortgage Bonds are outstanding.

Release and Substitution of Property

      Machinery, equipment, fixtures, appliances and other similar property which is worn-out, obsolete or unnecessary for the operations of the Company may be disposed of by the Company without a release by the Mortgage Trustee provided that the Company replaces it with other property (not necessarily of the same character) which is equal in value to the property so disposed of. Leases, rights-of-way, franchises, licenses and permits may be abandoned, surrendered or modified without a release by the Mortgage Trustee provided any changed or substituted lease, right-of-way, franchise, license or permit is subject to the lien of the Mortgage and any consideration received by the Company in connection therewith must be deposited with the Mortgage Trustee. Such provisions do not have a material effect on the Company's property. Mortgaged property, subject to certain conditions, may be released upon substitution of cash or certain other property of equivalent value and in certain other circumstances. Money received by the Mortgage Trustee as the result of any release of property may be withdrawn against, among other things, bondable value of property additions and bonds previously issued and retired.

      The Mortgage Trustee is required to report to bondholders within 90 days after the release of property of a value of 10% or more of the principal amount of then outstanding First Mortgage Bonds, and annually as to all other released property.

Dividend Restrictions

      The Mortgage restricts common stock dividends payable by the Company to the amount of the Company's accumulated earned surplus less $1,729,154. The amount available for declaration and payment of dividends on the Company's common stock pursuant to this restriction will be contained in a supplement to this prospectus.

Issuance of Additional First Mortgage Bonds

      So long as the Company is not in default in the performance of any covenant to be performed by it under the Mortgage and obtains all requisite authorizations of governmental bodies, it may issue additional First Mortgage Bonds to the extent of any one or more of the following: (1) 60% of the bondable value of property additions; (2) the amount of refundable prior lien bonds theretofore or then retired or deposited with the Mortgage Trustee, as provided in the Mortgage; (3) the aggregate principal amount of certain bonds theretofore or then retired; or (4) the amount of cash deposited with the Mortgage Trustee against the issuance of First Mortgage Bonds.

      First Mortgage Bonds may be issued pursuant to (1) and (4) above (and pursuant to (2) and (3) above unless the interest charges on the retired refundable prior lien bonds or retired First Mortgage Bonds to be the basis of such issuance were included in a net earnings certificate previously furnished to the Mortgage Trustee) only if, for any period of twelve consecutive months out of the fifteen calendar months preceding the first day of the month involving the issuance of additional First Mortgage Bonds, net earnings available for interest shall be at least two times the annual interest requirements on the First Mortgage Bonds and all prior lien bonds then and to be outstanding. Net earnings available for interest generally consists of the excess of gross operating revenues over operating expenses (other than income taxes), including provision for depreciation equal to the greater of (1) the book provision for depreciation or (2) the "minimum provision for depreciation" as outlined below under "Maintenance Fund", plus or minus net non-operating income or loss with non-operating income limited to 5% of operating income. Moreover, the Company's charter contains provisions limiting the ratio of securities evidencing funded indebtedness and unsecured indebtedness to total capitalization.

      The principal amount of additional First Mortgage Bonds issuable pursuant to these provisions will be contained in a supplement to this prospectus.

Sinking and Improvement Fund

      The supplemental indenture creating each series of First Mortgage Bonds requires that, so long as any such First Mortgage Bonds are outstanding, the Company will make annual sinking and improvement fund deposits equal to 1% of the principal amount of First Mortgage Bonds (except First Mortgage Bonds issued against retired First Mortgage Bonds) delivered by the Trustee prior to January 1 of the year of deposit. Deposits are to be made in cash, reduced by credits elected by the Company for (1) 60% of bondable value of property additions and
(2) the principal amount of refundable prior lien bonds and certain bonds previously issued and retired. Cash so deposited may be withdrawn upon the same basis that a credit may be taken as set forth in the preceding sentence, or may be applied to the payment, purchase or redemption of First Mortgage Bonds. The Company met the 1998 sinking fund requirement through the application of property additions. "Bondable value of property additions" means essentially (a) the net difference between (1) the lesser of the cost or fair value to the Company of property additions since January 1, 1946 and (2) all retirements of property then or thereafter owned, taken at the lesser of original cost or fair value, as certified to the Mortgage Trustee as property additions, or the "minimum provision for depreciation", whichever is greater, after credit for cash substituted for any such retired property, less (b) 10/6ths of the amount of prior lien bonds having become refundable prior lien bonds and less (c) the amount of the bondable value of property additions previously used for the withdrawal of cash, the issuance of bonds or sinking fund credit.

      Sinking fund cash amounting to $100,000 or more held by the Mortgage Trustee on December 31 of any year must be applied to the retirement of First Mortgage Bonds. The Company may direct the Mortgage Trustee to use sinking fund cash held by it to purchase First Mortgage Bonds in the open market or to invite tenders of First Mortgage Bonds to it. If cash held by the Mortgage Trustee is applied to the purchase of First Mortgage Bonds at less than par, an amount equal to such discount must be paid to the Company.

Maintenance Fund

      The Company is required to make expenditures for property additions and/or to deposit with the Mortgage Trustee, cash (less, at the option of the Company, credit for refundable prior lien bonds and First Mortgage Bonds theretofore or then retired) annually beginning in 1946, in an amount not less than the "minimum provision for depreciation." All cash so deposited with the Mortgage Trustee may, during the next succeeding three years, be withdrawn by the Company to the extent that the amount not less than that expended for property additions exceeds the "minimum provision for depreciation."

      So long as any First Mortgage Bonds are outstanding, the term "minimum provision for depreciation" with reference to any period after 1952 means an amount equal to the greater of (i) 15% of the gross operating revenues derived from bondable property during such period after deducting the aggregate cost of electric energy and manufactured or natural gas purchased during such period for resale in connection with the operation of bondable property, less the charges to operating expense during such period for current repairs and maintenance of bondable property, and (ii) an amount computed at the rate of 2.25% per annum as applied to depreciable electric utility property for each year or portion thereof embraced within such period.

Modification or Amendment of Mortgage

      Except as set forth in the next sentence, the rights of the bondholders may be modified with the consent of the holders of 75% of the principal amount of the First Mortgage Bonds of all series affected provided that no waiver of a past default or the consequences thereof shall be effective unless approved by the holders of not less than a majority of the principal amount of all the First Mortgage Bonds at the time outstanding. However, no modification of the terms of payment of principal, premium or interest and no modification permitting the creation of additional prior or parity liens, reducing the percentage of the principal amount of First Mortgage Bonds required for modification or depriving the bondholders of the lien of the Mortgage, is effective against any bondholder without such bondholder's consent.

Defaults and Notice Thereof

      Events of default include default in the payment of principal and premium, if any, of any of the First Mortgage Bonds; default for 60 days in payment of interest on any of the First Mortgage Bonds; default in the payment of principal or interest continued beyond the period of grace on any prior lien bonds; default, for 60 days after notice, in the performance of any covenant in the Mortgage; and bankruptcy, insolvency or reorganization (under certain circumstances) of the Company. The Mortgage Trustee may withhold notice to bondholders of default (except default in payment of principal, premium, interest or sinking and improvement fund installments) if its responsible officers determine that it is in the interest of the bondholders to do so.

Concerning the Mortgage Trustee

      The Mortgage Trustee is permitted to engage in other transactions with the Company, except that if it acquires any conflicting interest, as defined in the Mortgage, it must eliminate it or resign and is required in certain cases to share with the bondholders the benefits of payments received within four months prior to default. The Mortgage Trustee is the Company's office or agency for the payment and exchange of First Mortgage Bonds.

      Direction by the holders of a majority in principal amount of the First Mortgage Bonds then outstanding is necessary to require the Mortgage Trustee to take action. The Mortgage Trustee may require reasonable indemnification before being required to enforce the lien of the Mortgage. Holders of not less than 25% in principal amount of outstanding First Mortgage Bonds or the Mortgage Trustee may declare the principal and interest of all outstanding First Mortgage Bonds due upon the occurrence of a completed default, but the holders of a majority in principal amount of the outstanding First Mortgage Bonds may, under certain circumstances including the curing of such default, annul any such declaration.

Satisfaction and Discharge of Mortgage

      Upon the Company's making due provision for the payment of all of the First Mortgage Bonds and paying all other sums due under the Mortgage, the Mortgage shall cease to be of further effect and may be satisfied and discharged of record.

Evidence as to Compliance with Mortgage Provisions

      Compliance with the provisions of the Mortgage is evidenced by written statements of Company officers or persons selected and paid by the Company. In certain cases, opinions of counsel and certificates of an engineer, accountant, appraiser or other expert (who in some instances must be independent) must be furnished. The Mortgage requires that the Company furnish annually to the Mortgage Trustee a certificate that the Company has complied with, and is not in default under, the provisions of the Mortgage.

                              PLAN OF DISTRIBUTION

      The Company may sell the Senior Notes: (1) directly to purchasers; (2) to or through underwriters; or (3) through agents or dealers. The supplement to this prospectus relating to each series of Senior Notes will set forth the terms of the offering thereof, including the name or names of any such underwriters, agents or dealers; the purchase price of and the net proceeds to the Company from such sale; any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation; the initial public offering price; and any discounts or concessions allowed or reallowed or paid to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

      If underwriters are used in an offering, the Senior Notes will be acquired by such underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The Senior Notes may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The underwriter or underwriters with respect to a particular underwritten offering will be named in a supplement to this prospectus relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover of such supplement. Unless otherwise set forth in a supplement to this prospectus relating thereto, the obligations of the underwriters to purchase the particular Senior Notes will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such Senior Notes if any are purchased.

      If dealers are utilized in a sale of Senior Notes, the Company will sell such securities to the dealers as principal. The dealers may then resell such Senior Notes to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in a supplement to this prospectus relating thereto.

      The Senior Notes may be sold directly by the Company or through agents designated by the Company from time to time. Any agent involved in the offer or sale of the Senior Notes with respect to which this prospectus is delivered will be named, and any commissions payable by the Company to such agent will be set forth, in a supplement to this prospectus relating thereto. Unless otherwise indicated in a supplement to this prospectus, any such agent will be acting on a best efforts basis for the period of its appointment.

      Any underwriters utilized may engage in stabilizing transactions and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Senior Notes in the open market after the distribution has been completed in order to cover syndicate short positions. Such stabilizing transactions and syndicate covering transactions may cause the price of the Senior Notes to be higher than it would otherwise be in the absence of such transactions.

      Agents, dealers and underwriters may be entitled, under agreements entered into with the Company, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and to contribution with respect to payments which such agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

      Unless otherwise specified in a supplement to this prospectus, the Senior Notes will not be listed on a national securities exchange. No assurance can be given that any broker-dealer will make a market in any series of Senior Notes, and, in any event, no assurance can be given as to the liquidity of the trading market for any of the Senior Notes. A supplement to this prospectus will state, if known, whether or not any broker-dealer intends to make a market in the Senior Notes. If no such determination has been made, such supplement will so state.

                                  LEGAL MATTERS

      Certain legal matters will be passed upon for the Company by Berlack, Israels & Liberman LLP, New York, New York and for any underwriters, agents or dealers by Winthrop, Stimson, Putnam & Roberts, New York, New York. Winthrop, Stimson, Putnam & Roberts may rely on the opinion of Berlack, Israels & Liberman LLP as to matters of New Jersey law. Attorneys of Berlack, Israels & Liberman LLP own an aggregate of 13,306 shares of the Common Stock of the Company's parent, GPU, Inc.

                                     EXPERTS

      The consolidated financial statements and financial statement schedule, included in the Company's Annual Report on Form 10-K for the year ended December 31, 1998, are incorporated herein by reference in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
      Securities and Exchange Commission Registration
      Fee...................................................      $  55,600
*     Blue Sky Fees.........................................      $   5,000
*     Accountants' Fees and Expenses........................      $  10,000
*     Company Counsel Fees and Expenses.....................      $  50,000
*     Trustees' Fees and Expenses, including Counsel
      and Authentication Fees...............................      $  10,000
*     Printing of Registration Statement, Prospectus,
      Prospectus Supplements, Supplemental Indentures,
      etc...................................................      $  10,000
*     Rating Agencies' Fees.................................      $  20,000
*     Miscellaneous.........................................      $  14,400
      ......                                                      ----------
      *Total Expenses.......................................      $ 175,000

- ------------------------
*Estimated

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      The By-Laws of the Company provide, in part, as follows:

            (a) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding, other than a proceeding by or in the right of the Corporation, by reason of the fact that he was a director, officer or employee of the Corporation (and may indemnify any person who was an agent of the Corporation), or a person serving at the request of the Corporation as a director, officer, trustee, employee or agent of another corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, whether or not for profit, to the fullest extent permitted by law, including without limitation indemnification against liabilities (amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties) and expenses (reasonable costs, disbursements and counsel fees) incurred by such person in connection with such proceeding, if

            (i) such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation; and
            (ii) with respect to any criminal proceeding, such person had no reasonable cause to believe his conduct was unlawful.

      The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such person did not meet the applicable standards of conduct set forth in Section (a)(i) or in Section (a)(ii).

            (b) The Corporation shall pay the expenses of a person in connection with any proceeding by or in the right of the Corporation to procure a judgment in its favor which involves such person by reason of his being or having been a director, officer or employee of the Corporation (and may pay the expenses of an agent of the Corporation) if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. However, in such proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.

            (c) The Corporation shall indemnify a corporate agent, as defined in N.J.S. 14A:3-5(1), against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to in Section (a) and (b) or in defense of any claim, issue or matter therein.

            (d) Any indemnification under Section (a) and, unless ordered by a court, under Section (b), may be made by the Corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the director, officer, employee or agent met the applicable standard of conduct set forth therein. Unless otherwise provided in the certificate of incorporation or by-laws, such determination shall be made

            (i) by the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; or
            (ii) if such a quorum is not obtainable, or, even if obtainable and such quorum of the board of directors or committee by a majority vote of the disinterested directors so directs, by independent legal counsel, in a written opinion, such counsel to be designated by the board of directors.

            (e) Expenses incurred by a director, officer or employee in connection with such a proceeding shall (and expenses incurred by an agent in connection with such a proceeding may) be paid by the Corporation in advance of the final disposition of the proceeding as authorized by the board of directors upon receipt of an undertaking by or on behalf of such person to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified as provided in this section.
                                      II-2

            (f) The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this section shall not exclude any other rights to which a person may be otherwise entitled provided that no indemnification shall be made to or on behalf of a person if a judgment or other final adjudication adverse to such person establishes that his acts or omissions
(a) were in breach of his duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit.

            (g) The Corporation shall have the power to purchase and maintain insurance on behalf of any director, officer, employee or agent of the Corporation against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been such, whether or not the Corporation would have the power to indemnify him against such expenses and liabilities under the provisions of this Section. The Corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the Corporation, whether or not such insurer does business with other insureds.

            (h) For purposes of this Section: (i) the Corporation shall be deemed to have requested an officer, director, employee or agent to serve as fiduciary with respect to an employee benefit plan where the performance by such person of duties to the Corporation also imposes duties on, or otherwise involves services by, such person as a fiduciary with respect to the plan; (ii) excise taxes assessed with respect to any transaction with an employee benefit plan shall be deemed "fines"; and (iii) action taken or omitted by such person with respect to an employee benefit plan in the performance of duties for a purpose reasonably believed to be in the interest of the participants and beneficiaries of the plan shall be deemed to be for a purpose which is not opposed to the best interests of the Corporation.

            (i) All rights of indemnification under this Section shall be deemed a contract between the Corporation and the person entitled to indemnification under this Section pursuant to which the Corporation and each such person intend to be legally bound. Any repeal, amendment or modification thereof shall be prospective only and shall not limit, but may expand, any rights or obligations in respect of any proceeding whether commenced prior to or after such change to the extent such proceeding pertains to actions or failures to act occurring prior to such change.

            (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this Section shall continue as to a person who has ceased to be an officer, director, employee or agent in respect of matters arising prior to such time, and shall inure to the benefit of the heirs, executors and administrators of such person.

      Section 14A:3-5 of the New Jersey Business Corporation Act provides authority for corporations to indemnify under certain circumstances their officers, directors and other agents against expenses and liabilities incurred in connection with proceedings arising out of such person's having taken action on behalf of the corporation.

      The directors and officers of the Company are insured under policies of insurance, within the limits and subject to the limitations of the policies, against claims made against them for acts in the discharge of their duties and, subject to certain exceptions, the Company is insured to the extent that it is required or permitted by law to indemnify the directors and officers of such loss. The premiums for such insurance are paid by the Company.

ITEM 16. EXHIBITS.

1-A       -    Form of Underwriting Agreement - to be filed by Form 8-K.

1-B       -    Form of  Amended  Distribution  Agreement  - to be  filed by
               Form 8-K.

4-A       -    Form of Senior Note  Indenture for the Senior Notes  Incorporated
               by reference to Exhibit 4-A, Registration No. 333-78717.

4-A(a)    -    Cross-reference   sheet  showing  location  in  the  Senior  Note
               Indenture of provisions of Sections 310(a) through 318(a) of the Trust Indenture Act of 1939 - Included in Exhibit 4-A hereto.

4-B       -    Indenture of Jersey  Central Power & Light  Company,  dated as of
               March 1, 1946, as amended and supplemented by eight  supplemental
               indentures  -   Incorporated   by  reference  to  the   Company's
               Instruments of Indebtedness Nos. 1 to 7, inclusive, and 9 and 10 filed as part of Amendment No. 1 to General Public Utilities
               Corporation's  Annual Report on Form U5S for the year 1959,  File
               Nos. 30-126 and 1-3292.

4-B-1     -    Ninth  Supplemental  Indenture,  dated as of  November  1, 1962 -
               Incorporated  by  reference  to  Exhibit  2-C,  Registration  No.
               2-20732.

4-B-2     -    Tenth  Supplemental  Indenture,  dated  as  of  October  1,  1963
               Incorporated  by  reference  to  Exhibit  2-C,  Registration  No.
               2-21645.

4-B-3     -    Eleventh  Supplemental  Indenture,  dated as of October 1, 1964 -
               Incorporated  by reference  to Exhibit  5-A-3,  Registration  No.
               2-59785.

4-B-4     -    Twelfth  Supplemental  Indenture,  dated as of November 1, 1965 -
               Incorporated  by reference  to Exhibit  5-A-4,  Registration  No.
               2-59785.

4-B-5     -    Thirteenth Supplemental  Indenture,  dated as of August 1, 1966 -
               Incorporated  by  reference  to  Exhibit  4-C,  Registration  No.
               2-25124.

4-B-6     -    Fourteenth Supplemental Indenture,  dated as of September 1, 1967
               - Incorporated  by reference to Exhibit 5-A-6,  Registration  No.
               2-59785.

4-B-7     -    Fifteenth Supplemental  Indenture,  dated as of October 1, 1968 -
               Incorporated  by reference  to Exhibit  5-A-7,  Registration  No.
               2-59785.

4-B-8     -    Sixteenth Supplemental  Indenture,  dated as of October 1, 1969 -
               Incorporated  by reference  to Exhibit  5-A-8,  Registration  No.
               2-59785.

4-B-9     -    Seventeenth  Supplemental  Indenture,  dated as of June 1, 1970 -
               Incorporated  by reference  to Exhibit  5-A-9,  Registration  No.
               2-59785.

4-B-10    -    Eighteenth Supplemental Indenture, dated as of December 1, 1970 -
               Incorporated  by reference to Exhibit  5-A-10,  Registration  No.
               2-59785.

4-B-11    -    Nineteenth Supplemental Indenture, dated as of February 1, 1971 -
               Incorporated  by reference to Exhibit  5-A-11,  Registration  No.
               2-59785.

4-B-12    -    Twentieth Supplemental Indenture,  dated as of November 1, 1971 -
               Incorporated  by reference to Exhibit  5-A-12,  Registration  No.
               2-59875.

4-B-13    -    Twenty-first Supplemental Indenture, dated as of August 1, 1972 -
               Incorporated  by reference to Exhibit  5-A-13,  Registration  No.
               2-59785.

4-B-14    -    Twenty-second  Supplemental Indenture, dated as of August 1, 1973
               - Incorporated by reference to Exhibit 5-A-14,  Registration  No.
               2-59785.

4-B-15    -    Twenty-third Supplemental Indenture,  dated as of October 1, 1973
               - Incorporated by reference to Exhibit 5-A-15,  Registration  No.
               2-59785.

4-B-16    -    Twenty-fourth  Supplemental  Indenture,  dated as of  December 1,
               1973 - Incorporated by reference to Exhibit 5-A-16,  Registration
               No. 2-59785.

4-B-17    -    Twenty-fifth Supplemental Indenture, dated as of November 1, 1974
               - Incorporated by reference to Exhibit 5-A-17,  Registration  No.
               2-59785.

4-B-18    -    Twenty-sixth Supplemental Indenture,  dated as of March 1, 1975 -
               Incorporated  by reference to Exhibit  5-A-18,  Registration  No.
               2-59785.

4-B-19    -    Twenty-seventh Supplemental Indenture, dated as of July 1, 1975 -
               Incorporated  by reference to Exhibit  5-A-19,  Registration  No.
               2-59785.

4-B-20    -    Twenty-eighth Supplemental Indenture, dated as of October 1, 1975
               - Incorporated by reference to Exhibit 5-A-20,  Registration  No.
               2-59785.

4-B-21    -    Twenty-ninth Supplemental Indenture, dated as of February 1, 1976
               - Incorporated by reference to Exhibit 5-A-21,  Registration  No.
               2-59785.

4-B-22    -    Supplemental  Indenture  No.  29A,  dated  as of May  31,  1976 -
               Incorporated  by reference to Exhibit  5-A-22,  Registration  No.
               2-59785.

4-B-23    -    Thirtieth  Supplemental  Indenture,  dated  as of June 1,  1976 -
               Incorporated  by reference to Exhibit  5-A-23,  Registration  No.
               2-59785.

4-B-24    -    Thirty-first  Supplemental  Indenture,  dated as of May 1, 1977 -
               Incorporated  by reference to Exhibit  5-A-24,  Registration  No.
               2-59785.

4-B-25    -    Thirty-second  Supplemental  Indenture,  dated as of January  20,
               1978 - Incorporated by reference to Exhibit 5-A-25,  Registration
               No. 2-60438.

4-B-26    -    Thirty-third Supplemental Indenture,  dated as of January 1, 1979
               -  Incorporated  by  reference  to Exhibit  A-20(b),  Certificate
               Pursuant to Rule 24, SEC File No. 70-6242.

4-B-27    -    Thirty-fourth  Supplemental Indenture, dated as of June 1, 1979 -
               Incorporated by reference to Exhibit A-28, Certificate Pursuant to Rule 24, SEC File No. 70-6290.

4-B-28    -    Thirty-sixth Supplemental Indenture,  dated as of October 1, 1979
               - Incorporated by reference to Exhibit A-30, Certificate Pursuant to Rule 24, SEC File No. 70-6354.

4-B-29    -    Thirty-seventh  Supplemental Indenture,  dated as of September 1,
               1984 - Incorporated by reference to Exhibit A-1(cc),  Certificate
               Pursuant to Rule 24, SEC File No. 70-7001.

4-B-30    -    Thirty-eighth  Supplemental Indenture, dated as of July 1, 1985 -
               Incorporated  by  reference  to  Exhibit   A-1(dd),   Certificate
               Pursuant to Rule 24, SEC File No. 70-7109.

4-B-31    -    Thirty-ninth Supplemental Indenture,  dated as of April 1, 1988 -
               Incorporated by reference to Exhibit A-1(a), Certificate Pursuant to Rule 24, SEC File No. 70-7263.

4-B-32    -    Fortieth  Supplemental  Indenture,  dated  as of  June  14,  1988
               Incorporated  by  reference  to  Exhibit   A-1(ff),   Certificate
               Pursuant to Rule 24, SEC File No. 70-7603.

4-B-33    -    Forty-first  Supplemental Indenture,  dated as of April 1, 1989 -
               Incorporated  by  reference  to  Exhibit   A-1(gg),   Certificate
               Pursuant to Rule 24, SEC File No. 70-7603.

4-B-34

          -    Forty-second  Supplemental Indenture,  dated as of July 1, 1989 -
               Incorporated  by  reference  to  Exhibit   A-1(hh),   Certificate
               Pursuant to Rule 24, SEC File No. 70-7603.

4-B-35    -    Forty-third  Supplemental Indenture,  dated as of March 1, 1991 -
               Incorporated  by reference to Exhibit  4-B-35,  Registration  No.
               33-45314.

4-B-36    -    Forty-fourth Supplemental Indenture,  dated as of March 1, 1992 -
               Incorporated  by reference to Exhibit  4-B-36,  Registration  No.
               33-49405.

4-B-37    -    Forty-fifth Supplemental Indenture, dated as of October 1, 1992 -
               Incorporated  by reference to Exhibit  4-B-37,  Registration  No.
               33-49405.

4-B-38    -    Forty-sixth   Supplemental   Indenture,   dated   April  1,  1993
               Incorporated  by reference to Exhibit C-15, 1992 Annual Report of
               GPU of Form U5S, SEC File No. 30-126.

4-B-39    -    Forty-seventh   Supplemental  Indenture,  dated  April  10,  1993
               Incorporated  by reference to Exhibit C-16, 1992 Annual Report of
               GPU on Form U5S, SEC File No. 30-126.

4-B-40    -    Forty-eighth   Supplemental  Indenture,   dated  April  15,  1993
               Incorporated  by reference to Exhibit C-17, 1992 Annual Report of
               GPU on Form U5S, SEC File No. 30-126.

4-B-41    -    Forty-ninth   Supplemental  Indenture,   dated  October  1,  1993
               Incorporated  by reference to Exhibit C-18, 1993 Annual Report of
               GPU on Form U5S, SEC File No. 30-126.

4-B-42    -    Fiftieth   Supplemental   Indenture,   dated   August   1,   1994
               Incorporated  by reference to Exhibit C-19, 1994 Annual Report of
               GPU on form U5S, SEC File No. 30-126.

4-B-43    -    Fifty-first   Supplemental  Indenture,   dated  August  15,  1996
               Incorporated by reference to Exhibit 4-A-43, 1996 Annual Report on Form 10-K, SEC File No. 1-6047.

4-B-44    -    Fifty-second Supplemental Indenture, dated July 1, 1999.

4-C       -    Form of  Fifty-third  Supplemental  Indenture for the Senior Note
               Mortgage Bonds.

4-D       -    Forms of Senior Notes -  Incorporated  by reference to Exhibits A through D of Exhibit 4-A hereto.

4-E       -    Form of Senior Note Mortgage Bonds - Incorporated by reference to
               Exhibit A of Exhibit 4-C hereto.

5         -     Opinion of Berlack, Israels & Liberman LLP.

12-A      -    Statement  Showing  Computation  of  Ratio of  Earnings  to Fixed
               Charges - Incorporated by reference to Exhibit 12-B to the Company's Annual Report on Form 10-K for the year 1998, SEC File
               No. 1-446.

12-B      -    Statement  Showing  Computation  of  Ratio of  Earnings  to Fixed
               Charges for the twelve months ended June 30, 1999.

23-A      -    Consent of Berlack,  Israels & Liberman  LLP  (included  in their opinion filed as Exhibit 5).

23-B      -    Consent of PricewaterhouseCoopers LLP.

24        -    Power of Attorney - Included on signature pages.

---------

      The Exhibits listed above which have heretofore been filed with the Securities and Exchange Commission and which are designated in prior filings as noted above, are hereby incorporated by reference and made a part hereof with the same effect as if filed herewith.

ITEM 17. UNDERTAKINGS.

      The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "1933 Act");

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrants pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the 1933 Act, each filing of the Registrants annual report pursuant to Section 13(a) or
Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions under Item 15 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 including, by the time of sale, the security rating for the securities registered required thereby, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the Township of Morris, State of New Jersey on the 12th day of October, 1999.

                              JERSEY CENTRAL POWER & LIGHT COMPANY


                              By:   /s/ R.L. Wise
                                 ----------------------------------
                                   R.L. Wise, President

                              POWER OF ATTORNEY

      KNOW ALL BY THESE PRESENTS, that Jersey Central Power & Light Company and each of its undersigned officers and directors hereby constitutes and appoints each of B.L. Levy, Ira H. Jolles and T.G. Howson his/her/its true and lawful attorney-in-fact and agent with full power of substitution and resubstitution for his/her/it and in his/her/its name, place and stead, in any and all capacities, to sign all or any amendments (including post-effective amendments) of and supplements to this registration statement on Form S-3 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each such attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, to all intents and purposes and as fully as said Corporation itself and each said officer or director might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or his/her substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                    Title                             Date

 /s/ F.D. Hafer              Chairman, Chief Executive         Oct. 12, 1999
--------------------
    (F.D. Hafer)             Officer
                             (Principal Executive Officer)
                             and Director

 /s/ R.L. Wise               President and Director            Oct. 12, 1999
---------------------
    (R.L. Wise)

 /s/ B.L. Levy               Vice President and Chief          Oct. 12, 1999
---------------------
    (B.L. Levy)              Financial Officer
                             (Principal Financial Officer)
                                      II-11

 /s/ M.P. O'Flynn            Vice President, Comptroller       Oct. 12, 1999
----------------------
    (M.P. O'Flynn)           and Director
                             (Principal Accounting Officer)


/s/ C.B. Snyder              Director                          Oct. 12, 1999
-----------------------
    (C.B. Snyder)


 /s/ G.E. Persson            Director                          Oct. 12, 1999
------------------------
    (G.E. Persson)


 /s/ S.C. Van Ness           Director                          Oct. 12, 1999
------------------------
    (S.C. Van Ness)


 /s/ S.B. Wiley              Director                          Oct. 12, 1999
------------------------
    (S.B. Wiley)






                                      II-12